EXHIBIT 10.26

PERKINELMER, INC.
EMPLOYEES RETIREMENT PLAN
__________________________________________________________________
(Amended and Restated Effective January 1, 2012)

ActiveUS 100152855v.5

TABLE OF CONTENTS
ARTICLE I - GENERAL        I-1

1.1	Plan Name. I-1

1.2	Qualification of Plan. I-1

1.3	Purpose of Restatement. I-1

1.4	Application. I-1

1.5	Plan Frozen. I-1
ARTICLE II - DEFINITIONS        II-1

2.1	“Accrued Benefit” II-1

2.2	“Active Service” II-1

2.3	“Actuarial Equivalent” II-1

2.4	“Actuary” II-2

2.5	“Administrative Committee” II-2

2.6	“Affiliate” II-2

2.7	“Alternate Payee” II-3

2.8	“Applicable Freeze Date” II-3

2.9	“Authorized Leave of Absence” II-3

2.10	“Average Earnings” II-3

2.11	“Beneficiary” II-4

2.12	“Board” II-4

2.13	“Break-in-Service” II-4

2.14	“Code” II-4

2.15	“Company” II-4

2.16	“Credited Service” II-4

2.17	“Defined Benefit Dollar Limitation” II-5

2.18	“Disabled Participant” II-5

2.19	“Early Retirement Date” II-5

2.20	“Earnings” II-5

2.21	“Effective Date” II-6

2.22	“Eligible Spouse” II-6

2.23	“Employee” II-6

2.24	“Employer” II-7

2.25	“Employment” II-7

2.26	“ERISA” II-7

2.27	“Freeze Date” II-7

2.28	“Hour of Service” II-7

2.29	“IDS” and “IDS Final Employment Date” II-9

2.30	“Investment Manager” II-9

2.31	“Joint Annuitant” II-9

2.32	“Maximum Permissible Benefit” II-9

2.33	“Named Fiduciary” II-11

2.34	“Normal Retirement Age” II-11

2.35	“Normal Retirement Date” II-11

2.36	“Participant” II-11

i

ActiveUS 100152855v.5

2.37	“Plan” II-11

2.38	“Plan Year” II-11

2.39	“Predecessor Corporation” II-12

2.40	“Qualified Domestic Relations Order” II-12

2.41	“Rehired Participant” II-12

2.42	“Social Security Tax Base” II-12

2.43	“Subsidiary” II-12

2.44	“Surviving Spouse Option” II-12

2.45	“Transaction Date” II-12

2.46	“Transferred Participant” II-12

2.47	“Trust Fund” II-13

2.48	“Trustees” II-13

2.49	“Year” II-13

2.50	“Year of Eligibility Service” II-13

2.51	“Year of Service” II-13
ARTICLE III - PARTICIPATION        III-1

3.1	Eligibility to Participate. III-1

3.2	Former Participant. III-1

3.3	Plan Closed. III-1

3.4	Belfab. III-1

3.5	Fluid Sciences Participants. III-1

3.6	Participation by Former Missouri Metals Employees. III-2

3.7	Participation by Former Shop Union Employees. III-2

3.8	Exclusions. III-2

3.9	IDS Participants. III-3
ARTICLE IV - AMOUNT OF RETIREMENT INCOME    IV-1

4.1	General. IV-1

4.2	Normal Retirement Income. IV-1

4.3	Early Retirement Income. IV-3

4.4	Postponed Retirement Income. IV-4

4.5	Termination Prior to Retirement. IV-5

4.6	Disability Retirement Income. IV-5

4.7	Determination of Accrued Benefit for Certain Participants. IV-6
ARTICLE V - VESTED SERVICE        V-1

5.1	General. V-1

5.2	Determination of Years of Service. V-1

5.3	Rehired Participant. V-3
ARTICLE VI - LIMITATIONS ON BENEFITS    VI-1

6.1	Defined Benefit Limitations. VI-1

6.2	Definitions. VI-2

6.3	Funding-Based Limits. VI-17
ARTICLE VII - CREDITED SERVICE        VII-1

7.1	Determination of Credited Service. VII-1
ARTICLE VIII - PAYMENT OF RETIREMENT BENEFITS    VIII-1

8.1	Normal Form of Payment. VIII-1

ActiveUS 100152855v.5

8.2	Optional Forms of Payment. VIII-4

8.3	Election Procedure. VIII-5

8.4	Minimum Required Distributions. VIII-6

8.5	Suspension of Benefits. VIII-13

8.6	Direct Rollovers. VIII-15
ARTICLE IX - ADMINISTRATION        IX-1

9.1	Administrative Committee. IX-1

9.2	Agents of the Administrative Committee. IX-1

9.3	Procedures. IX-1

9.4	Claims Procedures. IX-1

9.5	Benefit Payments from Trust. IX-3

9.6	Payment to Incompetents. IX-3

9.7	Powers of Administrative Committee. IX-3

9.8	Special Powers. IX-3

9.9	Use of Outside Specialists. IX-4

9.10	Power of Named Fiduciaries. IX-5

9.11	Indemnification. IX-5
ARTICLE X - TRUST FUND        X-1

10.1	Trust. X-1

10.2	Return of Contributions. X-1

10.3	Contributions. X-1
ARTICLE XI - RETIREE HEALTH PLAN ACCOUNT    XI-1

11.1	Establishment of Retiree Health Plan. XI-1

11.2	Definitions. XI-2

11.3	Election to Continue Coverage. XI-3

11.4	Funding Method and Policy. XI-3

11.5	Subordination to Retirement Benefits. XI-3

11.6	Benefits Provision. XI-4

11.7	Coordination with Retiree Health Plan. XI-4

11.8	Reservation of the Right to Terminate Benefits. XI-4

11.9	Disallowance of Deduction. XI-4
ARTICLE XII - AMENDMENT AND DURATION OF PLAN    XII-1

12.1	Right to Amend. XII-1

12.2	Right to Suspend. XII-1

12.3	Distribution of Funds upon Termination. XII-1

12.4	Termination Events. XII-2

12.5	Merger or Consolidation. XII-3
ARTICLE XIII - MISCELLANEOUS        XIII-1

13.1	Plan Voluntary. XIII-1

13.2	Benefits Payable from Trust. XIII-1

13.3	Non-alienation of Benefits. XIII-1

13.4	Rights of Participants. XIII-1

13.5	Enforcement. XIII-2

13.6	Payment of Plan Expenses. XIII-2

13.7	Restriction on Benefits. XIII-2

ActiveUS 100152855v.5

13.8	Illegal Provisions. XIII-3

13.9	Forfeitures. XIII-3

13.10	Lump Sum Payments. XIII-3

13.11	Repayment of Lump Sums. XIII-3

13.12	Headings. XIII-4

13.13	Action by Employer. XIII-4

13.14	Gender and Number. XIII-4

13.15	Qualified Military Service. XIII-4
ARTICLE XIV - TOP-HEAVY PLAN RESTRICTIONS    XIV-1

14.1	Definitions. XIV-1

14.2	Top-Heavy Plan. XIV-1

14.3	Restrictions. XIV-2

14.4	Plan Aggregations. XIV-4

APPENDIX A	A-1

APPENDIX B	B-1

APPENDIX C	C-1

APPENDIX D	D-1

APPENDIX E	E-1

APPENDIX F	F-1

APPENDIX G	G-1

APPENDIX H	H-1

ActiveUS 100152855v.5

ARTICLE I

GENERAL

1.1	Plan Name. The Plan shall be known as the PerkinElmer, Inc. Employees Retirement Plan. Prior to October 26, 1999, the Plan was known as the EG&G, Inc. Employees Retirement Plan.

1.2
Qualification of Plan. The Plan and any trust created hereunder are intended to meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended from time to time, and the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3
Purpose of Restatement. The last amendment and restatement of the Plan, effective January 1, 2007, obtained a favorable ruling from the Internal Revenue Service regarding its qualified status. The current amendment and restatement of the Plan is effective January 1, 2012, except as otherwise specifically provided herein.

1.4	Application. The terms and conditions of the Plan shall, in all respects, apply to all Employees of all participating Employers, except as otherwise specifically provided in an Appendix.

1.5
Plan Frozen. Notwithstanding any provision of the Plan to the contrary, all accruals under the Plan shall cease effective as of the Freeze Date. The Accrued Benefit of all Participants shall be determined as of the Freeze Date, and shall not thereafter be increased by any service or compensation changes. All Participants actively accruing benefits in the Plan immediately prior to the Freeze Date shall be fully vested in their Accrued Benefit as of the Freeze Date. For the avoidance of doubt, a Participant who completed at least ten (10) Years of Service prior to the Freeze Date and who became a Disabled Participant prior to the Freeze Date, by reason of a determination by the Federal Social Security Administration made prior to the Freeze Date, shall be treated as having accrued his or her Disability Retirement Income benefit payable under Section 4.6 prior

I-1

ActiveUS 100152855v.5

to the Freeze Date, and the provisions of this Section 1.5 shall not reduce the benefit otherwise payable pursuant to Section 4.6 for such a Disabled Participant. Benefits for Disabled Participants who had last actively performed services at sites previously affected by benefit freezes pursuant to Section 4.2 shall be determined in a similar manner. Accordingly, a Participant who last actively performed services at a site identified in Section 4.2(d) or (e), and who had completed at least ten (10) Years of Service prior to the date identified in Section 4.2(d) or (e), as applicable, (the “Applicable Freeze Date”) and who became a Disabled Participant prior the Applicable Freeze Date by reason of a determination by the Federal Social Security Administration made prior to the Applicable Freeze Date shall be treated as having accrued his or her Disability Retirement Income benefit payable under Section 4.6 prior to the Applicable Freeze Date, and the provisions of this Section 1.5 or Section 4.2 (d) or (e) shall not reduce the benefit otherwise payable pursuant to Section 4.6 for such a Disabled Participant.

I-2

ActiveUS 100152855v.5

ARTICLE II

DEFINITIONS
The following terms shall have the meanings defined herein unless a different meaning is clearly indicated by the context.

2.1	“Accrued Benefit” means the amount of retirement income as of the calculation date determined in accordance with Section 4.2, and subject to the provisions of Section 4.7.
The Accrued Benefit of any Participant shall not be less than his Accrued Benefit determined as of December 31, 2011 in accordance with the applicable provisions of the Plan as in effect on such date.

2.2	“Active Service” means actual performance of duties as an Employee and shall not include time spent on an Authorized Leave of Absence.

2.3
“Actuarial Equivalent” means, for non-lump sum forms of payment, a benefit of equivalent value to the benefit which otherwise would have been provided determined on the basis of the 1971 Group Annuity Mortality Table with no loading, and projected by Scale E, with a one (1) year age setback for the Participant and a five (5) year age setback for any Beneficiary, and on the basis of an interest rate of seven percent (7%).

In the case of a lump sum form of payment, Actuarial Equivalent shall, instead, be based on the Applicable Mortality Table and the Applicable Interest Rate.
For purposes of this Section 2.3, the following definitions shall apply:

(a)
Applicable Mortality Table means the mortality table based on the prevailing commissioners’ standard table (described in Section 807(d)(5)(A) of the Code) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Section 807(d)(5) of the Code) that is prescribed by the

ActiveUS 100152855v.5

Commissioner of the Internal Revenue Service in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin. Effective for distributions with annuity starting dates (as defined in Section 417(f)(2) of the Code) on or after December 31, 2002, the Applicable Mortality Table means the mortality table set forth in Rev. Rul. 2001-62. For Plan Years beginning after December 31, 2007, the “Applicable Mortality Table” means the mortality table prescribed under Section 417(e)(3)(B) of the Code.

(b)
Applicable Interest Rate means the annual interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service for the Lookback Month, as published in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin. For Plan Years beginning after December 31, 2007, the “Applicable Interest Rate” means the segment rates of interest for the Lookback Month, as defined in Section 417(e)(3)(C) of the Code.

(c)	Lookback Month means the second full calendar month preceding the first day of the Stability Period.

(d)	Stability Period means the Plan Year that contains the annuity starting date.

2.4
“Actuary” means a Fellow or Associate of the Society of Actuaries or a Member of the American Academy of Actuaries, who is Enrolled by the Joint Board for the Enrollment of Actuaries and who has been retained by the Administrative Committee as Actuary for the Plan.

2.5
“Administrative Committee” means the Plan’s Administrative Committee consisting of the Company’s Senior Vice President Human Resources, and such other individuals as he shall from time to time appoint.

2.6
“Affiliate” shall mean a corporation (i) in which the Company and/or a Subsidiary has an equity interest of less than fifty percent (50%) or a note or debenture convertible into an equity interest and (ii) which is determined by the Administrative Committee to be an affiliated corporation. For purposes of Article V, Affiliate means the Company and any

ActiveUS 100152855v.5

corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company in accordance with regulations issued under Section 414(o) of the Code.

2.7
“Alternate Payee” means a Spouse, former Spouse, child, or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits of a Participant.

2.8	“Applicable Freeze Date” has the meaning ascribed to it in Section 1.5.

2.9
“Authorized Leave of Absence” means any leave of absence granted by an Employer under the Employer’s leave of absence policy, including a leave granted to an Employee who is absent from work due to either (a) the pregnancy of such Employee, (b) the birth of a child of the Employee, (c) the placement of a child in connection with the adoption of the child by the Employee, or (d) for purposes of caring for the child during the period immediately following the birth or placement for adoption.

2.10
“Average Earnings” means the average annual Earnings of a Participant for the highest sixty (60) successive months of Credited Service for which the Employee is compensated by an Employer out of the last one hundred and twenty (120) months of such Credited Service prior to his date of termination of Employment. A Participant who does not have sixty (60) successive months of Credited Service shall have his average Earnings calculated over a period of months of Credited Service evenly divisible by twelve. If such a Participant’s successive months of Credited Service are not evenly divisible by twelve, Earnings attributable to a period of Credited Service of less than twelve months shall be annualized.

ActiveUS 100152855v.5

Except as provided herein with respect to certain Transferred Participants or Rehired Participants, Earnings received during a month in which the Participant is not accruing Credited Service shall not be used in the determination of Average Earnings. Notwithstanding the foregoing, in the case of a Transferred Participant or a Rehired Participant whose date of transfer or rehire by an Employer, Affiliate or Subsidiary is prior to March 15, 2003, Average Earnings shall mean the average annual Earnings of the Participant for the highest five (5) successive Years of Service out of the last ten (10) Years of Service with an Employer, Affiliate or Subsidiary prior to his date of termination from such Employer, Affiliate or Subsidiary. In the event that such a Transferred Participant or Rehired Participant is not employed by an Employer, Affiliate or Subsidiary for a full five (5) successive year period, Average Earnings will be based on the five (5) highest compensated years in the last ten (10) years with the Employer, Affiliate or Subsidiary.

2.11
“Beneficiary” means a person(s), trust, or other entity designated by the Participant, on the form and in a manner prescribed by the Administrative Committee, to receive any benefits which shall be payable under the Plan in the event of the Participant’s death, or in the absence of such designation, the Participant’s estate. Pre-retirement death benefits which become payable under Article VIII may only be paid to a Participant’s Eligible Spouse (or former spouse to the extent provided under a Qualified Domestic Relations Order).

2.12	“Board” means the Board of Directors of the Company.

2.13	“Break-in-Service” means a calendar year after the Effective Date during which a Participant completes less than five hundred (500) Hours of Service.

2.14	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations issued thereunder.

2.15	“Company” means PerkinElmer, Inc. Prior to October 26, 1999, Company means EG&G, Inc.

ActiveUS 100152855v.5

2.16
“Credited Service” means that portion of a Participant’s Employment, as determined in accordance with Article VII, which will be used in determining the amount of a Participant’s retirement benefit under the Plan.

2.17
“Defined Benefit Dollar Limitation” is $160,000, as adjusted, ($200,000 in 2012) effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Section 415(d) of the Code will apply to limitation years ending with or within the calendar year for which the adjustment applies.

2.18
“Disabled Participant” means a Participant who incurs a physical or mental condition which, as determined by the Federal Social Security Administration, renders the Participant eligible to receive disability benefits under Title II of the Federal Social Security Act, as amended from time to time.

2.19
“Early Retirement Date” means the first day of any month which is not more than ten (10) years prior to an Employee’s Normal Retirement Date, which that Employee, who will then have completed at least ten (10) Years of Service, elects, on a written form acceptable to the Administrative Committee, as a date on which he wishes to retire. For an Employee who was a Participant on December 31, 1988, “Early Retirement Date” means the first day of any month after an Employee’s fifty-fifth (55th) birthday, which that Employee, who will then have completed at least ten (10) Years of Service, elects, on a written form acceptable to the Administrative Committee, as a date on which he wishes to retire.

2.20
“Earnings” means the regular base wage or salary received by the Employee from an Employer, Affiliate, or Subsidiary, inclusive of commissions and severance, but exclusive of any bonus, overtime payments, or any other additives to the base wage or salary.

Earnings shall not include any amount in excess of the limit prescribed under Section 401(a)(17) of the Code, as adjusted for cost-of-living in accordance with Section 401(a)(17)(B) of the Code.

ActiveUS 100152855v.5

The annual Earnings of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2002, shall not exceed $200,000, as adjusted ($250,000 in 2012). Annual Earnings means compensation during the Plan Year or such other consecutive 12-month period over which earnings are otherwise determined under the Plan (the determination period). For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2002, Earnings for any prior determination period shall be $200,000.
The $250,000 limit on annual Earnings in paragraph 1 shall be adjusted for cost-of-living increase in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual Earnings for the determination period that begins with or within such calendar year.
If a determination period consists of fewer than twelve (12) months, the annual Earnings limit is an amount equal to the otherwise applicable annual Earnings limit multiplied by a fraction, the numerator of which is the number of months in the short determination period and the denominator of which is twelve (12).
Except as may be provided in Section 4.7, if Earnings for any prior determination period are taken into account in determining a Participant’s benefits for the current Plan Year, the Earnings for such prior determination period are subject to the applicable annual Earnings limit in effect for that prior period.

2.21
“Effective Date” shall mean January 1, 2012, the date as of which this amendment and restatement of the Plan is effective except as otherwise specifically provided herein. As so amended and restated, the respective provisions of the Plan shall apply only to Employees who terminate on or after the Effective Date. The rights and benefits, if any, of each other Employee shall be determined in accordance with the respective provisions of the Plan in effect on the date such Employee terminated service.

2.22	“Eligible Spouse” means a person who was legally married to the Participant on the date of retirement or death of the Participant.

ActiveUS 100152855v.5

2.23
“Employee” means any person employed by an Employer. A “Full-Time Employee” is an Employee who works the regular full-time workweek for his Employer, whether or not that Employee is considered regular or temporary by the Employer. A “Part-Time Employee” is an Employee who does not normally work the regular full-time workweek for his Employer, whether or not that Employee is considered regular or temporary by the Employer.

Leased employees (as defined in Section 414(n)(2) of the Code) shall be considered Employees only to the extent required under Section 414 of the Code.
Notwithstanding any other provision of the Plan, the term “Employee” shall not include any employee, independent contractor, leased employee or other individual unless such individual is contemporaneously treated by the Employer as an Employee for purposes of the Plan (without regard to any subsequent recharacterization or inconsistent determination made by any person or entity or by any court, agency or other authority with respect to such individual).

2.24	“Employer” means the Company and/or a Subsidiary which is authorized by the Board to participate in the Plan and, in fact, does adopt the Plan.

2.25
“Employment” means service in the employ of an Employer, provided, however, that transfer from one Employer to another does not constitute a termination of Employment hereunder whatever its common law effects.

2.26	“ERISA” means Public Law 93-406, Employee Retirement Income Security Act of 1974, as amended from time to time.

2.27	“Freeze Date” means January 31, 2011.

2.28	“Hour of Service” shall be determined from the Employer’s records and shall include:

(a)	hours for which an Employee is directly or indirectly paid, or is entitled to payment, for the performance of duties for an Employer;

ActiveUS 100152855v.5

(b)	hours for which back pay, irrespective of mitigation of damages, is either awarded to or agreed by the Employer; and

(c)
hours for which an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether or not the Employee is still in the Employment of an Employer) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.

(d)	Notwithstanding anything to the contrary contained in the foregoing, an Employee may receive credit for the same Hour of Service only under one of the preceding subsections;

(i)
no more than five hundred one (501) Hours of Service are required to be credited under Paragraph (c) above to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Year); and

(ii)	an hour for which an Employee is paid or entitled to payment on account of a period during which no duties are performed is not required to be credited to the Employee if such payment:

(A)	is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation or unemployment compensation or disability insurance laws, or

(B)	solely reimburses the Employee for medical or medically-related expenses incurred by the Employee.

(e)
Each hour not counted under Paragraphs (a), (b), (c) or (d) above during a period of military service, in the case of an Employee who was employed by the Employer prior to such military service and who returns to employment with the Employer while protected by reemployment rights under federal law.

ActiveUS 100152855v.5

(f)
Hours of Service, except as provided below, will be credited to the Year to which they are attributable. In the case of Hours of Service attributable to a period of no more than thirty-one (31) days which overlaps two (2) Years, all such Hours of Service shall be credited to either Year, as determined by the Administrative Committee.

Hours of Service shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b 2 of the U.S. Department of Labor Regulations; provided, however, that in the case of an Employee for whom record of actual hours worked is not maintained, Hours of Service shall be credited in accordance with Section 2530.200b 3(e)(1)(iv) of the U.S. Department of Labor Regulations on the basis of 190 Hours of Service per month for each month in which the Employee would be required to be credited with at least one Hour of Service under Section 2530.200b 2 of the U.S. Department of Labor Regulations.

2.29	“IDS” and “IDS Final Employment Date” have the meaning ascribed to them in Section 3.9.

2.30
“Investment Manager” means the individuals and/or other entities appointed in accordance with Section 9.10 who have acknowledged in writing that they are a Named Fiduciary with respect to the Plan and who is:

(a)	registered as an investment advisor under the Investment Advisors Act of 1940; or

(b)	a bank, as defined in such Act; or

(c)	an insurance company qualified to manage, acquire or dispose of assets of pension plans.

2.31	“Joint Annuitant” means a person designated by a Participant, in accordance with Section 8.2.

ActiveUS 100152855v.5

2.32
“Maximum Permissible Benefit” means the lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation (both adjusted where required, as provided in (a) and, if applicable, in (b) or (c) below).

(a)
If the Participant has fewer than 10 Years of Participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is 10. In the case of a Participant who has fewer than 10 Years of Service with the Employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction, (i) the numerator of which is the number of Years (or part thereof) of Service with the Employer and (ii) the denominator of which is 10.

(b)
If the benefit of a Participant begins prior to age 62, the Defined Benefit Dollar Limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the Defined Benefit Dollar Limitation applicable to the Participant at age 62 (adjusted under (a) above, if required). The Defined Benefit Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of (i) the Actuarial Equivalent (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate and mortality table specified in Section 2.3 of the Plan and (ii) the Actuarial Equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent (5%) interest rate and the applicable Mortality Table as defined in Section 2.3(a) of the Plan. Any decrease in the Defined Benefit Dollar Limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(c)	If the benefit of a Participant begins after the Participant attains age 65, the Defined Benefit Dollar Limitation applicable to the Participant at the later age is

ActiveUS 100152855v.5

the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the Defined Benefit Dollar Limitation applicable to the Participant at age 65 (adjusted under (a) above, if required). The Actuarial Equivalent of the Defined Benefit Dollar Limitation applicable at an age after age 65 is determined as (i) the lesser of the Actuarial Equivalent (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate and mortality table specified in Section 2.3 of the Plan and (ii) the Actuarial Equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent (5%) interest rate assumption and the Applicable Mortality Table as defined in Section 2.3(a) of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored

2.33	“Named Fiduciary” means the Administrative Committee, the Trustees and the Investment Manager(s), but only with respect to the specific responsibilities of each for the administration of the Plan.

2.34	“Normal Retirement Age” means the age determined in accordance with the following table:

Age	Year of Birth
65	1937 and Earlier
65 plus 2 months/year	1938 – 1942
66	1943 – 1954
66 plus 2 months/year	1955 – 1959
67	1960 and later

Prior to January 1, 1989, the Normal Retirement Age was 65, provided however, that the Employee is 100% vested on the day the Employee attained 65.

2.35	“Normal Retirement Date” means the first day of the month following the month in which the Participant attains his Normal Retirement Age.

ActiveUS 100152855v.5

2.36
“Participant” means an Employee who meets the requirements for participation as provided in Article III, or a former Employee who is receiving benefits under the Plan or who has vested rights under the Plan.

2.37
“Plan” means the PerkinElmer, Inc. Employees Retirement Plan as set forth herein and as it may from time to time be duly amended. Prior to October 26, 1999, Plan means the EG&G, Inc. Employees Retirement Plan.

2.38	“Plan Year” means the twelve (12) month period commencing on January 1st and ending on December 31st.

2.39	“Predecessor Corporation” means a corporation that has merged into or consolidated with, or whose voting stock or assets have all or substantially all been acquired by the Company or a Subsidiary.

2.40	“Qualified Domestic Relations Order” means an order as defined in Section 414(p) of the Code.

2.41
“Rehired Participant” means an individual who terminates Employment with an Employer and begins employment with an Employer, Affiliate or Subsidiary on a date later than the next regularly scheduled work day and would have his prior service reinstated under the reinstatement rules set forth in Section 5.3(b) had he been rehired by an Employer.

2.42
“Social Security Tax Base” means the thirty-five (35) year average of maximum wages upon which Social Security taxes were based during each of the calendar years ending with the calendar year in which the Employee reaches his Normal Retirement Age, assuming no change in the Social Security maximum taxable wage after the Employee’s termination of Employment. In order to determine the Social Security Tax Base for an Employee who works beyond his Normal Retirement Age, it will be assumed that the Employee’s Normal Retirement Age occurs in his year of termination.

ActiveUS 100152855v.5

2.43	“Subsidiary” means a corporation fifty percent (50%) or more of the voting stock of which is owned legally or beneficially by the Company and/or by a Subsidiary or Subsidiaries of the Company.

2.44	“Surviving Spouse Option” means that the Participant’s retirement income will be paid in the form of a fifty percent (50%) Joint and Survivor option determined in accordance with Section 8.1(b)(i).

2.45	“Transaction Date” has the meaning ascribed to it in Section 3.5.

2.46	“Transferred Participant” means an individual who terminates Employment with an Employer and begins employment with an Affiliate or Subsidiary on the next following regularly scheduled workday.

2.47	“Trust Fund” means any fund established by a trust agreement and held by a Trustee or Trustees in order to provide for benefits under the Plan.

2.48	“Trustees” means the persons or corporations named by the Company, and who have agreed to serve in such capacity.

2.49
“Year” means the twelve (12) month period ending on the day prior to the anniversary of the Employee’s date of hire by an Employer, or where the Employee has incurred a Break-in-Service, the twelve (12) month period ending on the day prior to the anniversary of the Employee’s reemployment commencement date.

2.50	“Year of Eligibility Service” means a Year in which a Participant is credited with one thousand (1,000) or more Hours of Service.

2.51	“Year of Service” means a Year of Service as defined in Article V.

ActiveUS 100152855v.5

ARTICLE III

PARTICIPATION

3.1	Eligibility to Participate. Each Employee who was a Participant in the Plan as of December 31, 2011 shall continue to participate in the Plan, subject to the provisions of Section 1.5.

3.2
Former Participant. A former Participant receiving or entitled to receive a retirement benefit under the Plan shall continue as a Participant until the date of his death. The rights and benefits of a former Participant will be determined in accordance with the provisions of the Plan in effect on the Participant’s retirement date or date of termination of Employment, if earlier.

3.3	Plan Closed. In no event shall an individual become a Participant after March 15, 2003.

3.4
Belfab. Former hourly employees of Belfab who were acquired by the Employer shall participate in the Plan but shall not be subject to the basic terms and conditions of the Plan. Instead, such former hourly employees of Belfab shall be subject to the terms and conditions of the John Crane, Inc. Employees’ Pension Plan - Belfab Hourly Employees as in effect on March 31, 1998, the terms and conditions of which are explicitly herein incorporated by reference.

3.5
Fluid Sciences Participants. Active Participants employed by the Fluid Sciences Strategic Business Unit at the sites identified below ceased to be employed by the Company as of the transaction dates identified below (each, a “Transaction Date”). Any such Fluid Sciences Participant who remained employed by the Company through his applicable Transaction Date shall have a fully vested and nonforfeitable right to his Accrued Benefits as determined as of the Transaction Date. No further benefits shall accrue under the Plan for such a Fluid Sciences Participant for any period occurring after his applicable Transaction Date.

III-1

ActiveUS 100152855v.5

Division	Location Number(s)	Transaction Date
Industrial Technologies	San Antonio – 043	November 9, 2005
Aerospace	Beltsville – 075	December 6, 2005
	Phelps – 025	December 6, 2005
	Warwick – 031, 040	December 6, 2005
Semiconductor	Daytona	February 28, 2006

3.6
Participation by Former Missouri Metals Employees. Notwithstanding anything herein to the contrary, effective on September 30, 2004 (the date of the merger of the Missouri Metals Shaping Company Employees Pension Plan with and into the Plan), former hourly employees of the Company who participated in the Missouri Metals Shaping Company Employees Pension Plan will become Participants in the Plan. Such Participants shall not be subject to the benefit provisions of Articles III, IV, V, VII, and VIII hereunder, but shall instead be subject to the benefit accrual and time and form of payment provisions of the Missouri Metals Shaping Company Pension Plan as of September 30, 2004 (as set forth in Appendix G) , and the terms of such provisions are explicitly herein incorporated by reference. In no event shall the Accrued Benefit of a Participant described in this Section 3.6 be less than his accrued benefit under the Missouri Metals Shaping Company Pension Plan.

3.7
Participation by Former Shop Union Employees. Notwithstanding anything herein to the contrary, effective on March 31, 2007 (the date of the merger of the PerkinElmer Shop Union Pension Plan with and into the Plan), former hourly employees of the Company who participated in the PerkinElmer Shop Union Pension Plan will become Participants in the Plan. Such Participants shall not be subject to the benefit provisions of Articles III, IV, V, VII, and VIII hereunder, but shall instead be subject to the benefit accrual and time and form of payment provisions of the PerkinElmer Shop Union Pension Plan as of March 31, 2007 (as set forth in Appendix H) , and the terms of such provisions are explicitly herein incorporated by reference. In no event shall the Accrued Benefit of a Participant described in this Section 3.7 be less than his accrued benefit under the PerkinElmer Shop Union Pension Plan.

III-2

ActiveUS 100152855v.5

3.8	Exclusions. No individual whose work site location is identified on Schedule 3.8 to the Plan, as from time to time in effect, shall become a Participant in the Plan.

3.9
IDS Participants. Active Participants employed in the Company’s Illumination and Detection Solutions (“IDS”) business ceased to be employed by the Company and its Subsidiaries as of November 28, 2010 (the “IDS Final Employment Date”). Any such IDS Participant who remained employed by the Company through the IDS Final Employment Date shall have a fully vested and nonforfeitable right to his Accrued Benefit as determined as of the IDS Final Employment Date. For the avoidance of doubt, no further benefits shall accrue under the Plan for such IDS Participant for any period occurring after the applicable IDS Final Employment Date.

III-3

ActiveUS 100152855v.5

ARTICLE IV

AMOUNT OF RETIREMENT INCOME

4.1	General. To establish eligibility for a retirement benefit, a Participant shall file an application for such benefit on a form and in a manner prescribed by the Administrative Committee.

4.2
Normal Retirement Income. A Participant who retires upon attaining his Normal Retirement Age shall have a nonforfeitable right to his retirement income and shall be entitled to receive a monthly retirement income for life, payable as of his Normal Retirement Date, which shall be the greatest of (a), (b) and (c) below:

(a)	Seventy dollars and eighty-three cents ($70.83)

(b)	One-twelfth (1/12) of the sum of (i), (ii) and (iii) below:

(i)	eighty-five one hundredth’s percent (0.85%) of his Average Earnings, multiplied by his years of Credited Service, plus

(ii)	seventy-five one hundredth’s percent (0.75%) of that part, if any, of his Average Earnings in excess of the Social Security Tax Base, multiplied by the lesser of:

(A)	his years of Credited Service, and

(B)	thirty-five (35)

(iii)	solely for Participants listed in Appendix B, the product of (A) multiplied by (B) below where:

(A)
one and six-tenth’s percent (1.6%) of his Average Earnings multiplied by his years of Credited Service, times the ratio determined by dividing his service credit as set forth in Appendix B (if any) by twenty-five (25), and

ActiveUS 100152855v.5

(B)
equals, for a Participant who retires or terminates employment prior to attaining his Normal Retirement Age, a fraction, the numerator of which is the Participant’s actual years of Credited Service, and the denominator of which is the Participant’s Years of Credited Service that he would have had at Normal Retirement Age (in both cases disregarding Credited Service before January 1, 1994).

(c)	For an Employee who was a Participant as of December 31, 2000, the monthly retirement benefit income accrued as determined under the provisions of the Plan determined as of that date.

(d)
No further benefits shall accrue under the Plan for any period occurring after January 31, 2001 for any Participant who is an Employee of Life Science Divisions 154 and 179 (formerly EG&G Wallac) other than as may be required in accordance with Section 416 of the Code or other than in connection with a transfer of the Participant’s employment to a site whose employees are active Participants accruing benefits under Section 4.2 (subject to Section 3.3).

(e)
No further benefits shall accrue under the Plan for any period occurring after March 15, 2003 for any Participant who is employed by Corporate (Strategic Business Unit 011) or by Analytical Instruments (Strategic Business Unit 193 or 229) other than as may be required in accordance with Section 416 of the Code or other than in connection with a transfer of the Participant’s employment to a site whose employees are active Participants accruing benefits under Section 4.2 (subject to Section 3.3). This Section 4.2(e) shall not apply to any Participant employed at either of the foregoing designated locations who, as of March 15, 2003, had both attained age 50 and accrued 10 years of Credited Service (the “Grandfathered Participants”). The provisions of the Plan as in effect prior to the effective date of this Section 4.2(e) shall continue to apply to the Grandfathered

ActiveUS 100152855v.5

Participants until March 15, 2008, after which date no further benefits shall accrue other than as may be required in accordance with Section 416 of the Code.

(f)
Effective January 1, 2009, the Company discontinued the use of “Strategic Business Unit” as a basis for classifying its workforce and instead uses site codes. Each Participant actively accruing benefits as of December 31, 2008 shall remain eligible for the accrual of benefits under the provisions of the Plan for so long as he continues employment with the Employer at the site code he was employed at on December 31, 2008 (or at another site whose employees are active Participants accruing benefits under Section 4.2 (subject to Section 3.3 and Section 4.2(g)).

(g)	Notwithstanding any provisions of the Plan to the contrary, no further benefits shall accrue under the Plan for any period occurring after January 31, 2011.

4.3
Early Retirement Income. A Participant retiring on an Early Retirement Date shall be entitled to receive a retirement income which shall be determined in accordance with either (a) or (b) below, as elected by the Participant:

(a)
The Participant may elect to defer commencement of his retirement income until his Normal Retirement Date. The amount of his retirement income will be determined in accordance with Section 4.2 based on his Credited Service as of his Early Retirement Date.

(b)
The Participant may elect at his Early Retirement Date or at any time prior to his Normal Retirement Date to have his retirement income commence on the first day of any month after the date of his retirement, but no later than his Normal Retirement Date. The amount of his retirement income payable at his Early Retirement Date shall be a percentage of his retirement income payable at his Normal Retirement Date as follows:

ActiveUS 100152855v.5

Years Prior to Normal Retirement Age	Percent of Retirement Benefit Payable at Early Retirement Date For an Employee Retiring With Less than Thirty (30) Years of Service	Percent of Retirement Benefit at Early Retirement Date For an Employee Retiring With At Least Thirty (30) Years of Service
	Sections 4.2(b)(i), 4.2(b)(ii) and 4.2(b)(iii) Benefit	Sections 4.2(a), 4.2(b)(i) and 4.2(b)(iii) Benefit	Section 4.2(b)(ii) Benefit
0	100.0%	100.0%	100.0%
1	93.3	100.0	93.3
2	86.7	100.0	86.7
3	80.0	100.0	80.0
4	73.3	91.6	73.3
5	66.7	83.2	66.7
6	63.3	79.0	63.3
7	60.0	74.8	60.0
8	56.7	70.6	56.7
9	53.3	66.4	53.3
10	50.0	62.2	50.0
11	45.0	58.0	45.0
12	40.0	53.8	40.0

4.4
Postponed Retirement Income. A Participant may remain employed after his Normal Retirement Age. His retirement benefits will not begin until he actually retires. His additional Years of Service after his Normal Retirement Date will be counted as Credited Service and any salary increases after his Normal Retirement Age will be taken into consideration in the determination of Average Earnings.

ActiveUS 100152855v.5

4.5
Termination Prior to Retirement. A Participant whose Employment terminates prior to his Normal Retirement Age but after the completion of at least five (5) Years of Service shall be entitled to receive a monthly retirement income for life payable as of his Normal Retirement Date, which monthly retirement income shall be determined in accordance with Section 4.2. A Participant whose Employment terminates after the completion of at least ten (10) Years of Service shall also be eligible to elect an Early Retirement Date, in which case the amount of his retirement income shall be determined in accordance with Section 4.3(b). Notwithstanding the foregoing, each Participant who (i) was employed in the operation of the business of PKL LLC on October 2, 2000 and who became a “Transferred Employee” pursuant to the stock purchase agreement dated September 15, 2000 by and between the Employer and Kenlee Precision Corporation and (ii) had three (3) or more Years of Service on September, 2000, shall have a nonforfeitable right to receive a monthly retirement income for life payable as of his Normal Retirement Date and determined in accordance with Section 4.2

4.6
Disability Retirement Income. A Participant, who has completed at least ten (10) Years of Service and becomes a Disabled Participant while an Employee, will be eligible to receive a retirement benefit determined in accordance with Section 4.2 commencing at his Normal Retirement Date. Provided, however, that if such Participant is receiving Long-Term Disability (LTD) benefit payments under an Employer-sponsored LTD plan, his LTD benefit payments will be reduced by the amount of his benefit payable under the Plan. For purposes of the Plan, the Participant’s Average Earnings shall be computed by assuming that his Earnings during his status as a Disabled Participant were at the same rate as in effect on the last day of Active Service as an Employee and the Participant shall be considered as accruing Hours of Service in accordance with the normal work week for each week that he remains a Disabled Participant up to his Normal Retirement Date or his annuity starting date with the Company, if earlier. A Disabled Participant who elects an Early Retirement Date shall have his benefit determined by applying the provisions of Section 4.3 to his retirement income payable at his Normal Retirement Date, computing such retirement income by taking into account the provisions of this Section 4.6.

ActiveUS 100152855v.5

4.7	Determination of Accrued Benefit for Certain Participants. Notwithstanding any other provision in the Plan, each Section 401(a)(17) Participant’s Accrued Benefit under the Plan will be the greater of:

(a)	the Participant’s Accrued Benefit as of December 31, 1993, frozen in accordance with Treasury Regulation 1.401(a)(4)-13, or

(b)
the Participant’s Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning on January 1, 1994, as applied to the Participant’s total years of Credited Service taken into account under the Plan for purposes of benefit accruals and based on the two hundred thousand dollar Earnings limit, as adjusted, ($250,000 for 2012) as described in Section 2.20.

(i)
A Section 401(a)(17) Participant means a Participant whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Earnings for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded the current Section 401(a)(17) of the Code limitation on Earnings considered for this purpose.

ActiveUS 100152855v.5

ARTICLE V

VESTED SERVICE

5.1	General. A Participant’s eligibility for retirement income benefits under the Plan shall be based on his Years of Service. Years of Service shall be determined in accordance with Section 5.2 below.

5.2	Determination of Years of Service. A Participant’s Years of Service shall be determined in accordance with the following:

(a)
For a Participant as of the Effective Date, who had been covered under the prior provisions of the Plan, the Participant’s continuous service with the Employer prior to the Effective Date, determined in accordance with the provisions of the Plan in effect prior to the Effective Date, shall be counted as Years of Service.

(b)
Subject to Section 5.2(a), a Participant shall accrue a Year of Service for each Year ending after the Effective Date in which he has one thousand (1,000) or more Hours of Service. Any Year in which the Participant has less than one thousand (1,000) but more than five hundred one (501) Hours of Service shall not constitute a Break-in-Service but will not be considered as a Year of Service. If in any Year, the Participant has less than five hundred one (501) Hours of Service, he shall incur a Break-in-Service.

(c)	For purposes of Section 5.2(b), a Participant shall be considered as accruing Hours of Service in accordance with his normal work week for each week:

(i)
while on an Authorized Leave of Absence, if at or before the end of such Authorized Leave of Absence, the Participant returns to Active Service, provided however, that a Participant on an Authorized Leave of Absence who fails to return to Active Service at or before the end of such Authorized Leave of Absence, will be considered to have terminated his Employment as of the last day of Active Service with an Employer or with

ActiveUS 100152855v.5

a Subsidiary or Affiliate. If, however, such failure to return was due to death, disability, or retirement on his Early or Normal Retirement Date, the Participant’s date of termination will be the date on which one of the above occurs.

(ii)
during the one (1) year period following the date on which a Participant is laid off due to a reduction in work force provided the Participant returns to Active Service within the one (1) year period following his date of termination. If the Participant does not return to Active Service within said one (1) year period, whether because he was not recalled or was recalled but did not return to Active Service, the Participant shall be considered to have terminated his service as of the last day of Active Service.

(iii)	during any period for which Hours of Service shall be credited pursuant to applicable law.

(d)
Except as provided in (e) below, all or part of the service with an Affiliate, Subsidiary, or Predecessor Corporation, while such entities were members of the same controlled group (as such term is defined in Section 1563 of the Code) immediately preceding Employment with the Employer, shall be counted as Years of Service. Such Years of Service shall be determined in accordance with the provisions of this Section 5.2.

(e)
Unless otherwise required by ERISA, the Administrative Committee may, but shall not be required to, give credit for service with an Affiliate, Subsidiary, or Predecessor Corporation immediately preceding Employment with an Employer under any of the following conditions:

(i)	The Affiliate, Subsidiary, or Predecessor Corporation was not a part of the same controlled group at the time the service was rendered, or

ActiveUS 100152855v.5

(ii)
The Affiliate, Subsidiary, or Predecessor Corporation maintained a Qualified Plan which required voluntary contributions from an Employee as a prerequisite for participation and the Employee elected not to participate, or

(iii)	The Affiliate, Subsidiary, or Predecessor Corporation maintained a Qualified Plan which provided in the terms of such Plan that certain service was not to be counted in determining Years of Service.

(f)	If a Participant was an Employee of the Company, terminated his Employment and is rehired, the following rules shall apply in determining his Years of Service:

(i)
In the case of a Participant who had five (5) or more Years of Service, including the period of a Participant’s service determined in accordance with Section 5.2(a), his Years of Service accrued during his prior period of Employment shall be reinstated as of the date of his re-employment.

(ii)
In the case of a Participant whose Employment terminated before completing five (5) Years of Service, including the period of a Participant’s service determined in accordance with Section 5.2(a), his Years of Service accrued during his prior period of Employment shall be reinstated unless the “Break-in-Service” exceeds the greater of: (i) five (5) years, or (ii) the number of prior Years of Service.

(g)	In no event shall a Participant be deemed to have more than one (1) Year of Service with respect to any Year.

5.3	Rehired Participant.

(a)
In the event a former Employee is hired by an Affiliate or Subsidiary, such former Employee’s years of service with the Affiliate or Subsidiary, while such Affiliate or Subsidiary is a member of the same control group (as such term is defined in

ActiveUS 100152855v.5

Section 1563 of the Code), will be counted in the Plan provided he meets the rule set forth in Section 5.2 above.

(b)
The prior period of service with an Affiliate or Subsidiary accrued by a Rehired Participant will be reinstated in the Plan as of his date of hire by an Employer provided he meets the rule set forth in Section 5.2 above.

ActiveUS 100152855v.5

ARTICLE VI

LIMITATIONS ON BENEFITS

6.1	Defined Benefit Limitations. The limitations of this Article VI shall apply in Limitation Years beginning on or after July 1, 2007, except as otherwise provided herein:

(a)
The Annual Benefit otherwise payable to a Participant at any time will not exceed the Maximum Permissible Benefit. If the benefit the Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Benefit, the benefit must be limited (or the rate of accrual reduced) to a benefit that does not exceed the Maximum Permissible Benefit as defined in Section 6.2(i).

(b)
If a Participant is, or has ever been, a participant in more than one defined benefit plan maintained by the Employer, the sum of the Participant’s Annual Benefits from all such plans may not exceed the Maximum Permissible Benefit. Where the Participant’s employer-provided benefits under all defined benefit plans ever maintained by the Employer (determined as of the same age) would exceed the Maximum Permissible Benefit applicable at that age, the Annual Benefit provided under the Plan shall be limited to the extent necessary to prevent the Maximum Permissible Benefit from being exceeded.

(c)
The application of the provisions of this Article VI will not cause the Maximum Permissible Benefit for any Participant to be less than the Participant’s accrued benefit under all the defined benefit plans of the Employer or a Predecessor Employer as of the end of the last Limitation Year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirement of statutory provisions, regulations, and other published guidance relating to Section 415 of the Code in effect as of the end of

ActiveUS 100152855v.5

the last Limitation Year beginning before July 1, 2007, as described in Treasury Regulations Section 1.415(a)-1(g)(4).

(d)
If as a result of actuarial increases to the benefit of a Participant who delays commencement of benefits beyond Normal Retirement Age the accrued benefit of such Participant would exceed the limitation under Section 6.1 of the Plan for the Limitation Year, immediately before the actuarial increase to the Participant’s benefit that would cause such Participant’s benefit to exceed the limitations of Section 6.1 of the Plan, payment of benefits to such Participant will be suspended in accordance with Section 8.5 of the Plan, if applicable; otherwise, distribution of the Participant’s benefit will commence.

6.2	Definitions.

(a)
Annual Benefit: A benefit that is payable annually in the form of a straight life annuity. Except as provided below, where a benefit is payable in a form other than a straight life annuity, the benefit must be adjusted to an actuarially equivalent straight life annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this Article VI. For a Participant who has or will have distributions commencing at more than one annuity starting date, the Annual Benefit will be determined as of each such annuity starting date (and will satisfy the limitations of this Article VI as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other annuity starting dates. For this purpose, the determination of whether a new starting date has occurred shall be made without regarding to Treasury Regulation Section 1.401(a)-20, Q&A 10(d), and with regard to Treasury Regulation Sections 1.415(b)-1(b)(1)(iii)(B) and (C).

No actuarial adjustment to the benefit is required for (a) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant’s benefit were paid in another form, (b) benefits that are not directly related to retirement benefits (such

ActiveUS 100152855v.5

as a qualified disability benefit, pre-retirement incidental death benefits, and post-retirement medical benefits), and (c) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Section 417(e)(3) of the Code and would otherwise satisfy the limitations of this Article 6, and the Plan provides that the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this Article VI applicable at the annuity starting date, as increased in subsequent years pursuant to Section 415(d) of the Code. For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.
The determination of the Annual Benefit shall take into account Social Security supplements described in Section 411(a)(9) of the Code and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant to Treasury Regulation Section 1.411(d)-4, Q&A-3(c), but shall disregard benefits attributable to Employee contributions or rollover contributions.
Effective for Plan Years beginning after December 31, 2003, the determination of actuarial equivalence of forms of benefit other than a straight life annuity shall be made in accordance with Section 6.2(a)(i) or Section 6.2(a)(ii).

(i)
Benefit forms not subject to Section 417(e)(3): The straight life annuity that is actuarially equivalent to the Participant’s form of benefit shall be determined under this Section 6.2(a)(i) if the form of the Participant’s benefit is either (1) a nondecreasing annuity (other than a straight life annuity) payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving spouse), or (2) an annuity that decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below fifty percent (50%) of the benefit

ActiveUS 100152855v.5

payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Section 401(a)(11) of the Code).

(A)
Limitation Years beginning before July 1, 2007: For Limitation Years beginning before July 1, 2007, the Actuarially Equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit computed using whichever of the following produces the greater annual amounts: (1) the interest rate specified in Section 2.3 of the Plan and the mortality table (or other tabular factor) specified in Section 2.3 of the Plan for adjusting benefits in the same form; and (2) a five percent (5%) interest rate assumption and the applicable mortality table defined in Section 2.3(a) of the Plan for that annuity starting date.

(B)
Limitation Years beginning on or after July 1, 2007. For Limitation Years beginning on or after July 1, 2007, the Actuarially Equivalent straight life annuity is equal to the greater of (1) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same annuity starting date as the Participant’s form of benefit; and (2) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit computed using a five percent (5%) interest rate assumption and the applicable mortality table defined in Section 2.3(a) of the Plan for that annuity starting date.

(ii)	Benefit Forms Subject to Section 417(e)(3): The straight life annuity that is actuarially equivalent to the Participant’s form of benefit shall be

ActiveUS 100152855v.5

determined under this paragraph if the form of the Participant’s benefit is other than a benefit form described in Section 6.2(a)(i). In this case, the actuarially equivalent straight life annuity shall be determined as follows:

(A)
Annuity Starting Date in Plan Years Beginning After 2005. If the annuity starting date of the Participant’s form of benefit is in a Plan Year beginning after 2005, the actuarially equivalent straight life annuity is equal to the greatest of (1) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using the interest rate specified in Section 2.3 of the Plan and the mortality table (or other tabular factor) specified in Section 2.3 of the Plan for adjusting benefits in the same form; (2) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5.5 percent (5.5%) interest rate assumption and the applicable mortality table defined in Section 2.3(a) of the Plan; and (3) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using the applicable interest rate defined in Section 2.3(b) of the Plan and the applicable mortality table defined in Section 2.3(a) of the Plan, divided by 1.05.

(B)
Annuity Starting Date in Plan Years Beginning in 2004 or 2005. If the annuity starting date of the Participant’s form of benefit is in a Plan Year beginning in 2004 or 2005, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of

ActiveUS 100152855v.5

benefit, computed using whichever of the following produces the greater annual amount: (1) the interest rate specified in Section 2.3 of the Plan and the mortality table (or other tabular factor) specified in Section 2.3 of the Plan for adjusting benefits in the same form; and (2) a 5.5 percent (5.5%) interest rate assumption and the applicable mortality table defined in Section 2.3(a) of the Plan.
If the annuity starting date of the Participant’s benefit is on or after the first day of the first Plan Year beginning in 2004 and before December 31, 2004, the application of this Section 6.2(a)(ii)(B) shall not cause the amount payable under the Participant’s form of benefit to be less than the benefit calculated under the Plan, taking into account the limitations of this Article, except that the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greatest annual amount:

(1)	the interest rate specified in Section 2.3 of the Plan and the mortality table (or other tabular factor) specified in Section 2.3 of the Plan for adjusting benefits in the same form;

(2)	the applicable interest rate defined in Section 2.3(b) of the Plan and the applicable mortality table defined in Section 2.3(a) of the Plan; and

(3)	the applicable interest rate defined in Section 2.3(b) of the Plan (as in effect on the last day of the last Plan Year beginning before January 1, 2004, under provisions of the

ActiveUS 100152855v.5

Plan then adopted and in effect) and the applicable mortality table defined in Section 2.3(a) of the Plan.

(b)
Compensation: Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespeople, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Treasury Regulations), and excluding the following:

(i)
Employer contributions (other than elective contributions described in Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b) of the Code) to a plan of deferred compensation (including a simplified employee pension described in Section 408(k) or a simple retirement account described in Section 408(p) and whether or not qualified) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified);

(ii)
Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

ActiveUS 100152855v.5

(iv)
Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Section 125 of the Code); and

(v)	Other items of remuneration that are similar to any of the items listed in (i) through (iv).
For any self-employed individual, Compensation will mean earned income.
Except as provided herein, for Limitation Years beginning after December 31, 1991, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year.
For Limitation Years beginning after December 31, 1997, Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Section 125 or 457 of the Code. For Limitation Years beginning after December 31, 2000, Compensation shall also include any elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code. For Limitation Years beginning on or after December 31, 2008, differential wage payments by the Employers to Participants who are called to active duty, to the extent such payments do not exceed the amounts the Participant would have received if he or she had continued to perform services for the Employer rather than entering qualified military service, are included as Compensation.
For Limitation Years beginning on or after July 1, 2007, Compensation for a Limitation Year shall also include compensation paid by the later of 2½ months after an Employee’s Severance from Employment with the Employer maintaining

ActiveUS 100152855v.5

the Plan or the end of the Limitation Year that includes the date of the Employee’s Severance from Employment with the Employer maintaining the Plan, if:

(i)
the payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the Employee while the Employee continued in Employment with the Employer.

(ii)	the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if Employment had continued; or

(iii)
the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if Employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered Compensation if paid after Severance from Employment, even if they are paid by the later of 2 ½ months after the date of Severance from Employment or the end of the Limitation Year that includes the date of Severance from Employment, except, payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Section 414(u)(1) of the Code) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service; or (b) compensation paid to a Participant who is permanently and totally disabled, as defined in Section 22(e)(3) of the Code, provided salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period, or the

ActiveUS 100152855v.5

Participant was not a highly compensated employee, as defined in Section 414(q) of the Code, immediately before becoming disabled.
Back pay, within the meaning of Treasury Regulations Section 1.415(c)-2(g)(8), shall be treated as compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

(c)
Defined Benefit Compensation Limitation: One hundred percent (100%) of a Participant’s High Three-Year Average Compensation, payable in the form of a straight life annuity. In the case of a Participant who has had a Severance from Employment with the Employer, the Defined Benefit Compensation Limitation applicable to the Participant in any Limitation Year beginning after the date of severance shall be automatically adjusted by multiplying the limitation applicable to the Participant in the prior Limitation Year by the annual adjustment factor under Section 415(d) of the Code that is published in the Internal Revenue Bulletin. The adjusted compensation limit shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year.

In the case of a Participant who is rehired after a Severance from Employment, the Defined Benefit Compensation Limitation is the greater of one hundred percent (100%) of the Participant’s High Three-Year Average Compensation, as determined prior to the Severance from Employment, as adjusted pursuant to the preceding paragraph, if applicable; or one hundred percent (100%) of the Participant’s High Three-Year Average Compensation, as determined after the Severance from Employment under Section 6.2(g).

(d)
Defined Benefit Dollar Limitation: $160,000, as automatically adjusted, effective January 1st of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity ($200,000 for 2012). The new limitation will apply to Limitation Years ending

ActiveUS 100152855v.5

with or within the calendar year of the date of the adjustment. The automatic annual adjustment shall apply to Participants who have had a separation from Employment.

(e)
Employer: For purposes of this article, Employer shall mean the Employer that adopts the Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code, as modified by Section 415(h) of the Code), or affiliated service groups (as defined in Section 414(m) of the Code) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code.

(f)
Formerly Affiliated Plan of the Employer: A plan that, immediately prior to the cessation of affiliation, was actually maintained by the Employer and, immediately after the cessation of the affiliation, is not actually maintained by the Employer. For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the Employer, such as the sale of a member controlled group of corporations, as defined in Section 414(b) of the Code, as modified by Section 415(h) of the Code, to an unrelated corporation, or that causes a plan to not actually be maintained by the Employer, such as transfer of plan sponsorship outside a controlled group.

(g)
High Three-Year Average Compensation: The average Compensation for the three (3) consecutive years of service (or, if the Participant has less than three (3) consecutive years of service, the Participant’s longest consecutive period of service, including fractions of years, but not less than one year) with the Employer that produces the highest average. A Year of Service is defined in Section 2.51. In the case of a Participant who is rehired by the Employer after a Severance from Employment, the Participant’s High Three-Year Average Compensation shall be calculated by excluding all Years of Service for which the

ActiveUS 100152855v.5

Participant performs no services for and receives no Compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive. A Participant’s Compensation for a Year of Service shall not include Compensation in excess of the limitation under Section 401(a)(17) of the Code that is in effect for the calendar year in which such Year of Service begins.

(h)	Limitation Year: The Plan Year as defined in Section 2.38.

(i)	Maximum Permissible Benefit: The lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation (both adjusted where required, as provided below).

(i)
If the Participant has less than 10 Years of Participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction -- (i) the numerator of which is the number of years (or part thereof, but less than one year) of participation in the Plan, and (ii) the denominator of which is 10. In the case of a Participant who has less than 10 Years of Service with the Employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction -- (i) the numerator of which is the number of Years (or part thereof, but not less than one year) of Service with the Employer, and (ii) the denominator of which is 10.

(ii)
Effective for benefits commencing in Limitation Years ending after December 31, 2001, the Defined Benefit Dollar Limitation shall be adjusted if the annuity starting date of the Participant’s benefit is before age 62 or after age 65. If the annuity starting date is before age 62, the Defined Benefit Dollar Limitation shall be adjusted under Section 6.2(i)(ii)(A), as modified by Section 6.2(i)(ii)(C)). If the annuity starting date is after age 65, the Defined Benefit Dollar Limitation shall be adjusted under Section 6.2(i)(ii)(B), as modified by Section 6.2(i)(ii)(C).

ActiveUS 100152855v.5

(A)	Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62:

(1)
Limitation Years Beginning Before July 1, 2007. If the annuity starting date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s annuity staring date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under Section 6.2(i)(i) for Years of Participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (i) the interest rate specified in Section 2.3 of the Plan and the mortality table (or other tabular factor) specified in Section 2.3 of the Plan; or (2) a five percent (5%) interest rate assumption and the applicable mortality table as defined in Section 2.3(a) of the Plan.

(2)
Limitation Years Beginning on or After July 1, 2007. If the annuity starting date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that this the

ActiveUS 100152855v.5

actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under Section 6.2(i)(i) for Years of Participation less than 10, if required) with actuarial equivalence computed using a five percent (5%) interest rate assumption and the applicable mortality table for the annuity starting date as defined in Section 2.3(a) of the Plan (and expressing the Participation’s age based on completed calendar months as of the annuity starting date).

(B)	Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement After Age 65:

(1)
Limitation Years Beginning Before July 1, 2007. If the annuity starting date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s annuity staring date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under Section 6.2(i)(i) for Years of Participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (i) the interest rate specified in Section 2.3 of the Plan and the mortality table (or other tabular factor) specified in Section 2.3 of the Plan; or (2) a five percent (5%) interest rate assumption and the applicable mortality table as defined in Section 2.3(a) of the Plan.

ActiveUS 100152855v.5

(2)
Limitation Years Beginning on or After July 1, 2007. If the annuity starting date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that this the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under Section 6.2(i)(i) for Years of Participation less than 10, if required) with actuarial equivalence computed using a five percent (5%) interest rate assumption and the applicable mortality table for the annuity starting date as defined in Section 2.3(a) of the Plan (and expressing the Participation’s age based on completed calendar months as of the annuity starting date).

(C)
Notwithstanding the other requirements of this Section 6.2(i)(ii), no adjustment shall be made to the Defined Benefit Dollar Limitation to reflect the probability of a Participant’s death between the annuity starting date and age 62, or between age 65 and the annuity starting date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the annuity starting date. To the extent benefits are forfeited upon death before the annuity starting date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the Plan does not charge Participants for

ActiveUS 100152855v.5

providing a qualified pre-retirement survivor annuity, as defined in Section 417(c) of the Code, upon the Participant’s death.

(iii)
Minimum benefit permitted: Notwithstanding anything else in this Article VI to the contrary, the benefit otherwise accrued or payable to a Participant under the Plan shall be deemed not to exceed the Maximum Permissible Benefit if:

(A)
the retirement benefits payable for a Limitation Year under any form of benefit with respect to such Participant under the Plan and under all other defined benefit plans (regardless of whether terminated) ever maintained by the Employer do not exceed $10,000 multiplied by a fraction—(i) the numerator of which is the Participant’s number of Years of Service or parts thereof but not less than one year (not to exceed 10) with the Employer, and (ii) the denominator of which is 10; and

(B)
the Employer (or a Predecessor Employer) has not at any time maintained a defined contribution plan in which the Participant participated (for this purpose, mandatory employee contributions under a defined benefit plan, individual medical accounts under Section 401(h), and accounts for postretirement medical benefits established under Section 419A(d)(1) of the Code are not considered a separate defined contribution plan).

(j)
Predecessor Employer: If the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for a former employer, the former employer is a predecessor employer with respect to participation in the Plan. A former entity that antedates the Employer is also a Predecessor Employer with respect to a Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

ActiveUS 100152855v.5

(k)
Severance from Employment: An Employee has a severance from employment when the Employee ceases to be an Employee of the Employer maintaining the Plan. An Employee does not have a Severance from Employment if, in connection with a change of Employment, the Employee’s new employer maintains the Plan with respect to the Employee.

(l)
Year of Participation: The Participant shall be credited with a Year of Participation (computed to fractional parts of a year) for each accrual computation period for which the following conditions are met: (1) the Participant is credited with at least the number of Hours of Service for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, and (2) the Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a Year of Participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period. A Participant who is permanently and totally disabled within the meaning of Section 415(c)(3)(c)(i) of the Code for an accrual computation period shall receive a Year of Participation with respect to that period. In addition, for a Participant to receive a Year of Participation (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of such accrual computation period. In no event will more than one Year of Participation be credited for any twelve (12) month period.

(m)
Year of Service: For purposes of Article VI, the Participant shall be credited with a Year of Service (computed to fractional parts of a year) for each accrual computation period for which the Participant is credited with at least the number of Hours of Service for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, taking into account only service with the Employer or Predecessor Employer.

ActiveUS 100152855v.5

6.3	Funding-Based Limits.
Notwithstanding any other provision of the Plan to the contrary, no benefit shall accrue under or be paid from the Plan, and no amendment increasing liability for benefits shall take effect, to the extent that such accrual, payment or amendment is prohibited by Section 206(g) of ERISA or Section 436 of the Code (or any successor provisions thereto) as interpreted by applicable regulatory guidance. No Employer or Affiliate shall be required to (i) make additional contributions, (ii) provide security to the Plan, or (iii) alter the method or timing of any actuarial valuation in order to avoid or reduce the application of such prohibition. Except to the extent required by law, the Plan shall not restore any benefits that did not accrue and shall not make any payment in lieu of any benefits that are not paid by reason of this Section 6.3, and any amendment that does not take effect by reason of this Section 6.3 shall be null and void, and shall not become effective unless readopted by the Employer.

ActiveUS 100152855v.5

ARTICLE VII

CREDITED SERVICE

7.1	Determination of Credited Service. A Participant’s Credited Service shall be determined in accordance with the following:

(a)
For a Participant as of the Effective Date, who had been covered under the prior provisions of the Plan, the Participant’s Credited Service shall be determined in accordance with the provisions of the Plan in effect prior to the Effective Date.

(b)
Subject to Section 7.1(a), a Full-Time Employee shall accrue a full Year of Credited Service for each calendar year in which he is an Employee eligible to participate in the Plan under Section 3.1. In the year in which a Full-Time Employee is hired or terminated, the Participant shall be deemed to complete one/twelfth (1/12) of a year of Credited Service for each month employed, rounded to the nearest month. A Part-Time Employee shall be deemed to complete one/twelfth (1/12) of a year of Credited Service for each one hundred seventy-three and one/third (1731/3) Hours of Service completed while employed as a Part-Time Employee. For the year in which, with respect to a Participant, benefit accruals cease pursuant to the provisions of Section 4.2(d) or (e) or (g), a Participant who is a Full-Time Employee shall be deemed to complete one-twelfth (1/12) of a year of Credited Service for each month employed through the effective date of the cessation of benefit accruals, and no Participant described in Section 4.2(d) or (e) or (g) shall accrue additional Credited Service for periods thereafter.

(c)
Credited Service will not include a period of time a Participant is on an Authorized Leave of Absence for other than medical or military reasons, is on layoff status or while employed with an Affiliate or Subsidiary which is not an Employer.

VII-1

ActiveUS 100152855v.5

(d)	Prior Service with a Predecessor Corporation may, at the discretion of the Administrative Committee, be deemed to be Credited Service.

(e)
In the event a Participant who has completed ten (10) or more Years of Service becomes a Disabled Participant, the period of disability up to the Participant’s Normal Retirement Date shall be counted as Credited Service regardless of whether the Participant remains in the employ of an Employer.

(f)	A Participant shall in no event be deemed to accrue more than one (1) full Year of Credited Service with respect to any Year.

(g)	If the Participant was an Employee of the Employer, terminated his Employment and is rehired, the following rules shall apply in determining his Credited Service:

(i)
In the case of a Participant who had five (5) or more Years of Service or who terminated Employment after his Normal Retirement Date, his Credited Service accrued during his prior period of Employment shall be reinstated as of the date of his re-employment.

(ii)
In the case of a Participant whose Employment terminated before completing five (5) Years of Service and before his Normal Retirement Date, his Years of Credited Service accrued during his prior period of Employment shall be reinstated unless the “Break-in-Service” exceeds the greater of: (i) five (5) years, or (ii) the number of prior Years of Service.

(h)	Years of Service with an Affiliate or Subsidiary which does not participate in the Plan will not be included as Credited Service.

(i)
Notwithstanding any other provision of this Section 7.1, Years of Service or other periods of employment with a Strategic Business Unit whose employees are not active Participants accruing benefits under Section 4.2 will not be included as Credited Service.

VII-2

ActiveUS 100152855v.5

ARTICLE VIII

PAYMENT OF RETIREMENT BENEFITS

8.1
Normal Form of Payment. The retirement income to which a Participant may be entitled at his Normal Retirement Date shall be payable in the following method unless the Participant elects one of the optional forms of payment provided for in Section 8.2.

(a)
The retirement income payable to a Participant who does not have an Eligible Spouse on the date payments commence shall be in the form of a lifetime income amount calculated in accordance with Section 4.2.

(b)
The retirement income payable to a Participant who has an Eligible Spouse on the date payments commence shall be in the form of a Surviving Spouse Option with his Eligible Spouse as the survivor, subject to the following:

(i)
Under a Surviving Spouse Option, a reduced amount shall be paid to the Participant for his lifetime, and his Eligible Spouse, if surviving at the Participant’s death, shall be entitled to receive thereafter a lifetime benefit equal to fifty percent (50%) of the reduced benefit which had been payable to the Participant. The amount of the reduced benefit payable to the Participant and Survivor shall be the Actuarial Equivalent of the lifetime benefit as determined in Section 4.2.

(ii)
Within the twelve (12) month period prior to his Normal Retirement Date, or at the time he applies for retirement income payments to commence, if earlier, or if requested by the Participant eligible for Early Retirement, each Participant must certify to the Administrative Committee, on a form and in a manner prescribed by the Administrative Committee whether or not he is married, and if so, the name and date of birth of the person to whom he is married and the date of the marriage. The Participant will notify the Administrative Committee of any changes in his status prior to retirement.

VIII-1

ActiveUS 100152855v.5

(iii)
Within a reasonable period (but in no event more than 180 days prior to the annuity starting date) following receipt of the certification specified in (ii) above, from a Participant who certifies that he will be married at the time his retirement income payments are to commence, the Administrative Committee shall furnish him a written explanation of the Surviving Spouse Option and an estimate of the amounts of retirement income payable both under that option and all other options. Such explanation shall include a description of how much larger benefits will be if the commencement of distributions is deferred.

(iv)
At the time such explanation is furnished to the Participant, an election form will also be furnished to him. The Participant must complete such form and return it to the Administrative Committee within the 180-day period ending on the date as of which his retirement income payments are to commence. The Participant may elect to waive the otherwise applicable election period described above and commence distribution of his benefit on a date that is more than seven (7) days after the election form is furnished to him. The election form shall allow the Participant to elect (a) to revoke the Surviving Spouse Option or (b) to elect to be covered under the option, in which case he must submit satisfactory proof of the date of his spouse’s birth and of their marriage if such has not previously been submitted to the Administrative Committee. A Participant who fails to so complete and return the election form in a timely manner shall be deemed to have elected to be covered under the Surviving Spouse Option.

(v)
If a Participant revokes the Surviving Spouse Option, he may nevertheless cancel such revocation at any time prior to the first (1st) day of the month for which his retirement income payments are to commence by completing the appropriate form and submitting it to the Administrative Committee; otherwise retirement income shall be paid in the form of a lifetime income unless an optional form is elected in accordance with Section 8.3. If a

VIII-2

ActiveUS 100152855v.5

married Participant revokes the Surviving Spouse Option, he must provide spousal consent for such revocation. The spouse’s consent to revoke the Surviving Spouse Option must be either witnessed by a Plan representative or notarized by a Notary of the Public.

(vi)
If a vested Participant who has not revoked the Surviving Spouse Option dies on or after his Early Retirement Date, he will be deemed to have retired on the first (1st) day of the month coincident with or following the date of his death or retirement, whichever occurs first, and retirement income shall be paid to his Eligible Spouse in the form of a Surviving Spouse Option.

(vii)	If a vested Participant who has not revoked the Surviving Spouse Option dies before his Early Retirement Date, he will be deemed to have:

(A)	terminated Employment on the date of death (unless he had terminated Employment prior to his death),

(B)	survived to this Early Retirement Date, and

(C)	retired with an immediate Surviving Spouse Option.
The amount of the retirement income payable to the Eligible Spouse for life shall be equal to fifty percent (50%) of the amount the Participant would have received had he survived to elect an Early Retirement Date in accordance with (i) and (ii) above. Payment to the Eligible Spouse of a deceased Participant is to commence with the month in which the Participant would have reached his Early Retirement Date.

(viii)	Subject to retroactive payment thereof, any retirement income payments otherwise due under the Plan may be delayed until thirty (30) days after the latest of whichever of the following are applicable:

VIII-3

ActiveUS 100152855v.5

(A)	The receipt by the Administrative Committee of the certification specified in (ii) above;

(B)	The receipt by the Administrative Committee of the completed election form furnished in accordance with (iv) above; or

(C)
The receipt by the Administrative Committee of satisfactory proof of the marriage and date of birth of the Eligible Spouse of a Participant who elects or is deemed to have elected the Surviving Spouse Option.

(ix)
The election of the Surviving Spouse Option shall be null and void if the Participant’s spouse should die within thirty (30) days after the latest date on which the Participant may make a timely return of the election form pursuant to (iv) above.

8.2
Optional Forms of Payment. A Participant may elect, at any time prior to 180 days preceding the commencement of his retirement income, by giving written notice on a form and in a manner prescribed by the Administrative Committee, to convert the amount of retirement income payable to him under the normal form of payment into the Actuarial Equivalent under one of the following options:

(a)	Lifetime Income Option. Under this option retirement income will cease at the death of the Participant.

(b)
Joint and Survivor Option. Under this option, a Participant can elect to receive a reduced income, but after the Participant’s death, fifty percent (50%), seventy-five percent (75%) or one hundred percent (100%) (depending upon the election made) of such reduced income shall be paid for life to his Eligible Spouse or his designated Joint Annuitant.

(c)	Ten (10) Year Certain Option. Under this option, the Participant can elect to receive a reduced income, but in the event of his death prior to one hundred

VIII-4

ActiveUS 100152855v.5

twenty (120) months after retirement income payments commence, the same reduced income shall be paid for the remainder of the one hundred twenty (120) months to his designated Beneficiary.

(d)
Level Income Option. A Participant electing an Early Retirement Date which is prior to the date when he is eligible to receive Social Security benefits may elect to receive an increased monthly payment from the Plan continuing until he is eligible to receive Social Security Benefits, whereupon his monthly payment from the Plan will be decreased. The amount of increase and decrease will be determined in accordance with appropriate Actuarial Equivalent factors based on the Participant’s expected Social Security Benefits as of his Early Retirement Date so that his total monthly retirement income from this retirement date shall be approximately level.

In the event of the election of this Level Income Option, the monthly payment of the retirement income shall commence at the date of retirement and shall cease with the last payment prior to the death of the Participant.

8.3	Election Procedure.

(a)
An election may not be made nor will it be accepted by the Administrative Committee, or if accepted it shall become null and void, if the Participant’s Employment terminates prior to his Early Retirement Date.

(b)
If a Participant shall validly elect a Surviving Spouse Option or a Joint and Survivor Option and shall retire on an Early or Normal Retirement Date, his election shall be effective on such retirement date, provided both the Participant and Joint Annuitant are then alive. If the Joint Annuitant shall die before such retirement date, the election shall be of no effect.

(c)	If a Participant shall elect a Surviving Spouse Option or a Joint and Survivor Option and shall remain in the service of the Company after his Normal

VIII-5

ActiveUS 100152855v.5

Retirement Date, his election shall nevertheless become effective on his Normal Retirement Date provided, however,

(i)
if his Joint Annuitant dies before such Participant retires, such Participant shall be entitled after retiring to receive only the reduced retirement income payable to him in accordance with such option; and

(ii)
if such Participant dies before retiring, his Joint Annuitant shall receive the reduced income which would be payable to such Joint Annuitant in accordance with such option, as if such Participant had retired on the first day of the month coinciding with or next preceding his date of death.

(d)
If a Participant shall elect a Surviving Spouse Option or a Joint and Survivor Option and his Joint Annuitant shall die before the death of, but after the retirement of, the Participant, such Participant shall continue to receive the reduced retirement income payable to him in accordance with such option.

(e)
If a Participant shall validly elect a ten (10) year certain option and shall remain in the service of the Company after his Normal Retirement Date, and if such Participant shall die before retiring, his Beneficiary shall receive the reduced retirement income for the guaranteed period elected in accordance with this option as if the Participant had retired on the first day of the month coinciding with or next preceding his date of death.

(f)
Notwithstanding anything to the contrary contained herein, if the Joint Annuitant is other than the Participant’s Eligible Spouse, the present value of the payments made and to be made to a Participant under any of the optional forms of income cannot be less than fifty percent (50%) of the present value of the total payments to be made to the Participant and his Joint Annuitant. In such event, the optional form elected shall be adjusted to satisfy the fifty percent (50%) requirement referred to above.

8.4	Minimum Required Distributions.

VIII-6

ActiveUS 100152855v.5

(a)	The distribution of benefits shall be made in accordance with Section 401(a)(9) of the Code and Treasury Regulations issued thereunder on June 15, 2004.

(i)	Determination of Amount to be Distributed Each Year.

(A)	General Annuity Requirements. If a Participant’s benefit is paid in the form of an annuity, payments under the annuity shall satisfy the following requirements:

(1)	The annuity distributions shall be paid in periodic payments made at intervals not longer than one year;

(2)	The distribution period shall be over a life (or lives) or over a period certain not longer than the period described in subsection (b) or (c); and

(3)	Payments shall either be nonincreasing or increase only as permitted under Q&A-14 of Regulation section 1.401(a)(9)-6.

(B)
Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under subsection (c)(v) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year shall be included in the calculation of the amount of the annuity payments for

VIII-7

ActiveUS 100152855v.5

payment intervals ending on or after the Participant’s Required Beginning Date.

(C)
Additional Accruals after First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year shall be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(ii)
Requirement for Joint Life Annuities that Commence During Participant’s Lifetime Where the Co-Annuitant is not the Participant’s Spouse. If the Participant’s benefit is being distributed in the form of a survivor annuity for the joint lives of the Participant and a non-spouse co-annuitant, annuity payments to be made on or after the Participant’s Required Beginning Date to such co-annuitant after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Regulation section 1.401(a)(9)-6. The applicable percentage is based on the adjusted Participant/co-annuitant age difference. The adjusted Participant/co annuitant age difference is determined by first calculating the excess of the age of the Participant over the age of the co-annuitant based on their ages on their birthdays in a calendar year. If the Participant is younger than age 70, the age difference determined in the previous sentence is reduced by the number of years that the Participant is younger than age 70 on the Participant’s birthday in the calendar year that contains the Benefit Commencement Date. In the case of an annuity that provides for increasing payments, the requirement of this subsection (ii) will not be violated merely because benefit payments to the co-annuitant increase, provided the increase is determined in the same manner for the Participant and the co-annuitant.

VIII-8

ActiveUS 100152855v.5

(iii)	Requirements for Minimum Distributions Where Participant Dies Before Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary. Except as provided in subsection (b), if the Participant dies before the date distribution of his or her benefit begins and there is a Designated Beneficiary, the Participant’s benefit shall be distributed, beginning no later than the time described in subsection (c)(v), over the life of the Designated Beneficiary or over a period certain not exceeding:

(1)
Unless the Benefit Commencement Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Designated Beneficiary’s age as of the Designated Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(2)
If the Benefit Commencement Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Designated Beneficiary’s age as of the Designated Beneficiary’s birthday in the calendar year that contains the Benefit Commencement Date.

(B)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire vested benefit shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

VIII-9

ActiveUS 100152855v.5

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her vested benefit begins, the Participant's surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this subsection shall apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to subsection (c)(v)(A).

(iv)
Minimum Required Distributions Made or Commencing Prior to January 1, 2003. Notwithstanding anything in the Plan to the contrary, the distribution of benefits under the Plan shall be made in accordance with Section 401(a)(9) of the Code and the Regulations, including the minimum distribution incidental benefit requirement of Regulation section 1.401(a)(9)-2. Distributions made or commencing under this subsection to a Participant who has not yet terminated employment with the Employer shall be limited to the minimum required distributions pursuant to Section 401(a)(9) of the Code as in effect on December 31, 1995. The Plan Administrator shall adopt appropriate rules to reduce the benefits paid under the Plan after the Participant terminates employment in order to reflect the distributions made while the Participant was still employed.

(b)	Elections.

(i)
Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in subsection (c)(v), but the Participant’s entire vested interest in the Plan shall be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. Participants or Designated

VIII-10

ActiveUS 100152855v.5

Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in subsection (a)(iii) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subsection (c)(iv), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Designated Beneficiary makes an election under this subsection, distributions shall be made in accordance with subsection (a)(iii). If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election shall apply as if the surviving spouse were the Participant.

(ii)
Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions. A Designated Beneficiary who is receiving payments under the 5 year rule described in subsection (a) above may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all Distribution Calendar Years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

(iii)
Election under TEFRA Section 242(b)(2). Notwithstanding any provision in this Article VIII to the contrary, distributions under the Plan may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA).

VIII-11

ActiveUS 100152855v.5

(c)	Definitions. For purposes of this Article, the following rules and definitions shall apply:

(i)
“Designated Beneficiary” means the individual who is designated as the Beneficiary under the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4 of the Treasury Regulations.

(ii)
“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection (v) below.

(iii)	“Life Expectancy” means life expectancy as computed by use of the Single Life Table in Regulation section 1.401(a)(9)-9.

(iv)	“Required Beginning Date” means:

(A)
April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or, if later, April 1 of the calendar year following the calendar year in which the Participant terminates employment with the Employer; and

(B)	April 1 of the calendar year following the calendar year in which the Participant attained age 70½ in the case of a Participant who attained age 70½ prior to 1999.

(i)	Commencement Date in the Event of Death of Participant Before Distributions Begin. If a Participant dies before distributions begin, the

VIII-12

ActiveUS 100152855v.5

Participant’s death benefit shall be distributed, or begin to be distributed, no later than as follows:

(A)
If in the form of a Qualified Pre-retirement Survivor Annuity, Distributions to a surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(B)
Distributions to a beneficiary other than a surviving spouse or to the surviving spouse in a form other than the Qualified Pre-retirement Survivor Annuity shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

8.5	Suspension of Benefits.

(a)
Reemployment Prior to Normal Retirement Age. If a retired Participant is again employed by the Employer prior to his Normal Retirement Age, his retirement income hereunder shall be suspended during the period of such reemployment and the retirement income to which he is entitled when he again retires hereunder shall be actuarially adjusted to take account of any benefit payments previously received by the Participant. To determine the adjustment, the present value of the benefits already paid will be converted to an annuity payable in the automatic form of payment for an unmarried Participant at Normal Retirement Date and subtracted from the Accrued Benefit so determined under Section 4.2 without regard to the prior benefit payments. In no event, however, may the benefit be less than his original retirement benefit. If such benefits have been paid in a lump sum in accordance with the terms of the Plan and if the Participant is subsequently reemployed by the Employer, he shall not accrue any benefits for service prior to his reemployment date unless such lump sum is repaid to the Trust Fund, with interest at five percent (5%) per annum.

VIII-13

ActiveUS 100152855v.5

(b)
Continued Employment after Normal Retirement Date. Subject to the mandatory commencement provisions, if a Participant postpones his or her retirement beyond his or her Normal Retirement Age, the payment of such Participant’s retirement benefit shall be suspended during each calendar month in which the Participant completes forty (40) or more Hours of Service (except for Hours of Service credited as a result of back pay) for the Employer or Affiliate.

(c)
Notice of Suspension of Benefits. During the first calendar month in which a Participant’s benefits are suspended under the above paragraph (b) of this Section 8.5, the Administrative Committee shall deliver to the Participant, by personal delivery or first class mail, a notice setting forth the following:

(i)	a description of the specific reasons why benefit payments are being suspended;

(ii)	a general description of the Plan provisions relating to the suspension of benefits;

(iii)	a copy of the Plan provisions relating to the suspension of benefits;

(iv)	the statement that “Applicable Department of Labor Regulations may be found in Section 2530.203-3 of the Code of Federal Regulations”;

(v)	a description of the procedures set forth in the Plan for obtaining a review of the suspension of benefits; and

(vi)	a description of any notice procedure (including any forms which must be filed by the Participant) as a prerequisite for the Participant’s obtaining the resumption of benefit payments.
If the Administrative Committee intends to offset any amounts previously received by a Participant during periods when such benefits should have been suspended against any future benefits to be received by the Participant, the notice shall also set forth the periods of employment which gave rise to the offset, the

VIII-14

ActiveUS 100152855v.5

suspendible amounts which are subject to offset, and the manner in which the Administrative Committee intends to offset the suspendible amounts.
In no event shall the amount of benefits offset by the Administrative Committee in any month exceed twenty-five percent (25%) of the benefits to which a Participant would have been entitled but for the offset.

(d)
Resumption of Benefits. If, during a calendar month, a Participant’s benefit payments are no longer suspendible pursuant to Section 8.5(b), the benefit payments to the Participant shall resume no later than the first (1st) day of the third (3rd) calendar month after such calendar month. The initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of employment and the resumption of payments, less any offset for payment when benefits should have been suspended.

(e)
Procedure for Review of Suspension of Benefits. If a Participant submits a written request to the Administrative Committee for a review of the suspension of his or her benefits, such request shall be deemed to be a request for a review of the denial of a claim for benefits for purposes of the benefit claims procedure set forth in Section 9.4.

(f)
Procedure for Status Determination. If a Participant submits a written request to the Administrative Committee for a determination whether specific contemplated employment will result in the suspension of benefits, the Administrative Committee shall, within thirty (30) days of the receipt of such request, notify the Participant in writing whether said employment will result in suspension of benefits.

8.6	Direct Rollovers.

(a)	Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time

VIII-15

ActiveUS 100152855v.5

and in the manner prescribed by the Administrative Committee, to have any portion of an “eligible rollover distribution” paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	Definitions.

(i)
“Eligible rollover distribution”: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; a hardship distribution; or the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except that an eligible rollover distribution shall include the portion that is not includable in gross income if the distribution is transferred in a direct trustee-to-trustee transfer to an individual retirement account or annuity described in Section 408(a) of (b) of the Code, a qualified defined benefit or defined contribution plan described in Section 401(a) or 403(a) of the Code, or an annuity contract described in Section 403(b) of the Code, which agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not includable.

(ii)	“Eligible retirement plan”: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, and individual

VIII-16

ActiveUS 100152855v.5

retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, a qualified trust described in Section 401(a) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that accepts the distributee’s eligible rollover distribution and agrees to separately account for amounts transferred into such plan from the Plan., or to a Roth IRA described in Section 408A(b) of the Code. The definition of an eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.

(iii)
“Distributee”: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (qdro), as defined in Section 414(p) of the Code, are distributees without regard to the interest of the spouse or former spouse. A distribute also includes the Participant’s nonspouse designated Beneficiary. In the case of a nonspouse beneficiary, the direct rollover may be made only to an individual retirement account or annuity described in Section 408(a) or Section 408(b) (“IRA”) that is established on behalf of the designated beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11). Also, in this case, the determination of any required minimum distribution under Section 401(a)(9) of the Code that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A 17 and 18.

VIII-17

ActiveUS 100152855v.5

(iv)	“Direct rollover”: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(v)
“Non-Spousal Rollovers”: A distributee who is a designed beneficiary (as defined in Section 401(a)(9)(E) of the Code) of a deceased Participant and who is not the deceased Participant’s surviving Spouse (a “nonspousal beneficiary”) may elect, at the time and in the manner prescribed by the Administrator, to have any amount payable to him or her paid directly in a direct rollover. The amount to be distributed in the direct rollover must satisfy all of the requirements to be an eligible rollover distribution other than the requirement that the distribution be made to the Participant or the Participant’s Eligible Spouse and must be paid in a direct trustee-to-trustee transfer to an individual retirement plan described in Section 402(c)(8)(B)(i) or (ii) of the Code that is established for the purposes of receiving the distribution on behalf of the nonspousal beneficiary.

VIII-18

ActiveUS 100152855v.5

ARTICLE IX

ADMINISTRATION

9.1
Administrative Committee. All usual and reasonable expenses of the Administrative Committee will be paid by the Employer. No member of the Administrative Committee shall receive any compensation for his service on the Administrative Committee.

9.2
Agents of the Administrative Committee. The Administrative Committee may: elect a secretary who may, but need not, be one of the members of the Administrative Committee; appoint from their number such committees with such powers as they shall determine; authorize one or more of the members, or any agent, to execute or deliver any instrument or to make any payment on their behalf; and employ counsel, agents, and such clerical, accounting and actuarial services as they might require in carrying out the provisions of the Plan.

9.3
Procedures. The Administrative Committee may from time to time establish rules and procedures for the administration of the Plan. All rules, procedures and decisions of the Administrative Committee shall be uniformly and consistently applied to all Participants in similar circumstances. Such rules, procedures and decisions so made shall be conclusive and binding on all persons having an interest in the Plan.

9.4
Claims Procedures. The Office of the Senior Vice President Human Resources (the “Claims Administrator”) shall make all initial determinations as to the right of any person to a benefit. If any application for payment of a benefit under the Plan shall be denied, the Claims Administrator shall notify the claimant within ninety (90) days of such application setting forth the specific reasons therefor and shall afford such claimant a reasonable opportunity for a full and fair review of the decision denying his or her claim. If special circumstances require an extension of time for processing the claim, the claimant will be furnished with a written notice of the extension prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the

ActiveUS 100152855v.5

Claims Administrator expects to render its decision. The Claims Administrator may delegate initial determinations as to the right of any person to a benefit to a member of his or her staff.
The notice of the initial denial shall set forth, in addition to the specific reasons for the denial, the following:

(a)	reference to pertinent provisions of the Plan;

(b)	such additional information as may be relevant to the denial of the claim;

(c)	an explanation of the claims review procedure; and

(d)	notice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.
Within sixty (60) days following notice of denial of his or her claim, upon written request made by any claimant for a review of such denial to the Senior Vice President Human Resources (or such other member of the Administrative Committee designated by it to hear the appeal), the Senior Vice President Human Resources shall take appropriate steps to review the denial in light of any further information or comments submitted by such claimant.
The Senior Vice President Human Resources shall render a decision within sixty (60) days after the claimant’s request for review and shall advise said claimant in writing of the decision on such review, specifying reasons and identifying appropriate provisions of the Plan. If special circumstances require an extension of time for processing, a decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for the review. If the extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision is not furnished within such time, the claim shall be deemed denied on review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner

ActiveUS 100152855v.5

calculated to be understood by the claimant without legal counsel, as well as specific references to the pertinent Plan provisions on which the decision is based.

9.5	Benefit Payments from Trust. The Administrative Committee shall cause benefits to be paid from the Trust Fund pursuant to the provisions of the Plan.

9.6
Payment to Incompetents. Whenever, in the Administrative Committee’s opinion, a person entitled to receive benefits under the Plan is under legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrative Committee may direct the payments becoming due to such person to be made to another for his benefit without responsibility of the Administrative Committee or the Trustee to see to the application of such payment. Payments made pursuant to such power shall be a complete discharge of any liability for making such payment under the provisions of the Plan.

9.7
Powers of Administrative Committee. The Administrative Committee shall have the full power and discretionary authority to administer the Plan in all of its details, subject to the requirements of ERISA. The Administrative Committee shall have the authority to construe the terms of the Plan, including the authority to remedy any omissions, ambiguities, or inconsistencies in the provisions of the Plan, and to resolve all questions arising under the Plan or in the administration of the Plan. Whenever, in the administration of the Plan, any discretionary action by the Administrative Committee is required, the Administrative Committee shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment. The Administrative Committee’s decision or actions shall be conclusive and binding upon all Participant’s and their beneficiaries, heirs, assigns, administrators, executors, and any other person claiming through them, in absence of clear and convincing evidence that the Administrative Committee acted arbitrarily and capriciously.

9.8	Special Powers. Without limiting the general discretionary authority of the Administrative Committee, the Administrative Committee’s powers include the power:

ActiveUS 100152855v.5

(a)	To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner, and time of payment of any benefit hereunder.

(b)	To prescribed rules, procedures and forms to be followed regarding the administration of the Plan.

(c)
To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust, and a copy of the Plan including any amendments thereto.

(d)	To comply with requirements of ERISA and all other government requirements.

(e)
To appoint and remove (1) a person or persons with responsibility for reporting and disclosure under the Code or any other applicable law; (2) attorneys and others to represent them before any court or governmental agency; (3) an investment manager or managers with exclusive authority and discretion to manage, acquire and dispose of part or all of the assets of the Plan; (4) an insurer or insurers; and (5) such other agents as may be required to assist in administering the Plan;

(f)	To authorize one of its member to execute written instruments setting forth the Plan or any amendments to the Plan duly adopted by the Board or the Committee in accordance with Section 12.1;

(g)	To establish a funding policy and method for the Plan, in each case consistent with the objectives of the Plan and consistent with ERISA, and to provide procedures for carrying them out;

(h)	To approve administrative expenses of the Plan and Trust to be paid from the Trust under Section 10.1;

(i)	To allocate responsibilities among themselves; and

ActiveUS 100152855v.5

(j)	To delegate its fiduciary responsibilities under the Plan, such delegation to be by written instrument in accordance with Section 405 of ERISA.

9.9
Use of Outside Specialists. The Administrative Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports which shall be furnished by an Actuary, accountant, controller, counsel or other person who shall be employed or engaged for such purposes.

9.10
Power of Named Fiduciaries. The Named Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as they are specifically given under the Plan. In general, the Employers shall have the sole responsibility for making contributions provided under Section 10.3. The Administrative Committee shall have the sole responsibility for the administration of the Plan in accordance with the procedures set forth in the Plan and shall have the power to amend the Plan (except as otherwise provided in Section 12.1). The Trustee shall have the responsibility for the administration of the Trust and the management of the Trust Assets held under the Trust as specifically provided for in the Trust. The Administrative Committee may appoint and remove Investment Managers as provided in the Trust Agreement. The Investment Manager(s) shall have the exclusive authority to manage (including the power to acquire and dispose of) all assets of the Trust placed under its management by the Administrative Committee in accordance with the terms of the agreement with the applicable Investment Manager. Each Named Fiduciary shall warrant that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Named Fiduciary may rely upon such direction, information, or action of another Named Fiduciary as being proper under the Plan or the Trust, and is not required under the Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under the Plan and the Trust that each Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and the Trust and shall not be responsible for any act or failure to act of the Company or another Named Fiduciary. No Named

ActiveUS 100152855v.5

Fiduciary guarantees the Trust Assets in any manner against investment loss or depreciation in asset value.

9.11
Indemnification. To the extent that the Administrative Committee, or directors, officers and employees of the Company or of a participating Employer who serve on or on behalf of the Administrative Committee or otherwise as plan fiduciaries are not protected and held harmless by or through insurance, the Company indemnifies and saves harmless the Administrative Committee, and any director, officer or employee of the Company or of a participating Employer who serves on or on behalf of the Administrative Committee or otherwise as a plan fiduciary, from and against any and all loss resulting from liability to which the Administrative Committee, director, officer or employee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in connection with the Plan or Trust Fund or both, including reasonable attorneys’ fees and amounts paid in settlement of any claims approved by the Company.

ActiveUS 100152855v.5

ARTICLE X

TRUST FUND

10.1
Trust. The Company (for itself and other Employers), shall enter into one or more agreements for the administration of the Trust Fund, in such form and containing such provisions as are appropriate. All assets of the Trust Fund shall be retained for the exclusive benefit of Participants, Joint Annuitants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund (to the extent not paid by the Employer) and shall not revert to or inure to the benefit of the Employer, except to the extent provided in Sections 10.2 and 12.3.

10.2
Return of Contributions. Upon an Employer’s request, a contribution which was made by a mistake of fact, or conditioned upon the deductibility of the contribution under Section 404 of the Code, shall be returned to the Employer within one (1) year after the payment of the contributions or the disallowance of the deduction (to the extent disallowed), whichever is applicable. All contributions made to the Trust Fund shall be conditioned upon their deductibility under the Code.

10.3
Contributions. No contributions shall be required under the Plan from any Participant. The Employer(s) shall contribute over a period of time such amounts as may be determined by actuarial calculations to provide retirement income pursuant to the terms of the Plan. Such calculations shall be made by the Actuary appointed by the Administrative Committee.

X-1

ActiveUS 100152855v.5

ARTICLE XI

RETIREE HEALTH PLAN ACCOUNT

11.1	Establishment of Retiree Health Plan.

(a)
There is created, established and maintained under the Plan a separate account known as the Retiree Health Plan Account. The Trustee and Administrative Committee agree to hold and administer the Retiree Health Plan Account, and to receive contributions hereto, for the purpose of providing for the payment of certain medical expenses pursuant to Section 401(h) of the Code, for Covered Retirees and their Covered Dependents (as such terms are defined below). The separate account shall be for recordkeeping purposes only. Funds contributed to the Retiree Health Plan Account may be invested without identification of which investments are allocable to the Retiree Health Plan Account.

(b)
(i)    No part of the income or corpus of the Retiree Health Plan Account shall be (either within the taxable year of contribution or thereafter) used for, or diverted to, any purpose (including the provision of any retirement benefits provided under the Plan) other than the provision of Medical Benefits, at any time prior to the satisfaction of all liabilities under the Plan with regard to the payment of Medical Benefits in accordance with this Section. Notwithstanding the above, the payment of any necessary or appropriate expenses attributable to the administration of the Retiree Health Plan Account may be made from the income or corpus of such account.

(ii)    Notwithstanding any other termination provisions herein, any amounts in the Retiree Health Plan Account which remain in such account following satisfaction of all liabilities for the payment of Medical Benefits arising under this Section shall be returned to the Employer.

ActiveUS 100152855v.5

(c)	Notwithstanding the foregoing, no Medical Benefits shall be payable to any person, who is, or ever has been, a Key Employee as defined in Section 14, or his Covered Dependents.

11.2	Definitions. Whenever used in the Plan, the following terms shall have the meaning set forth below unless otherwise clearly required by the context:

(a)
“Covered Dependent” shall mean a Covered Retiree’s dependent who meets the conditions for coverage under the PerkinElmer, Inc. Retiree Health Plan. In no event will the term Covered Dependent include any person who is an eligible Covered Retiree himself or any person who is employed full-time with the Employer. If both parents of any Covered Dependent child are eligible Covered Retirees, the Covered Dependent child shall be considered as a Covered Dependent of only one of the Covered Retirees.

(b)
“Covered Retiree” shall mean a Retired Participant who has completed at least ten (10) Years of Service on his Normal or Early Retirement Date. In no event shall a Covered Retiree include a person not covered under the PerkinElmer, Inc. Retiree Health Plan, nor a person who is or ever was a Key Employee.

(c)
“Medical Benefits” shall mean, with respect to a Covered Retiree, a percentage of the Per Capita Retiree Health Cost, such percentage being equal to three thousand, four hundred dollars ($3,400) as indexed from time to time) divided by the Per Capita Retiree Health Cost, but in no event in excess of one hundred percent (100%) of such cost.

(d)
“Per Capita Retiree Health Cost” for any year shall mean the total annual Employer cost of claims under the PerkinElmer, Inc. Retiree Health Plan, divided by the number of retired employees covered under that plan at any time during that year.

ActiveUS 100152855v.5

(e)
“PerkinElmer, Inc. Retiree Health Plan” shall mean the PerkinElmer, Inc. health plan, as it relates to retired persons, as it shall be amended from time to time, and the provisions of such Plan shall be incorporated by reference herein.

(f)
“Retired Participant” shall mean an individual who was an active Participant under the Plan until his Early, Normal or Postponed Retirement Date and who retires from Employment with the Employer and is thereupon immediately eligible to receive retirement benefits hereunder.

11.3
Election to Continue Coverage. If a Covered Dependent loses coverage as a result of the death or divorce of a Covered Retiree, such Covered Dependent shall have coverage continuation rights as shall be provided under the Retiree Health Plan, and the provisions of such continuation coverage shall be incorporated by reference with respect to benefits under the Retiree Health Plan Account created hereunder. Because such continuation coverage shall be provided under the Retiree Health Plan at the Covered Dependent’s expense, no further benefits will be paid from the Retiree Health Plan Account with respect to such Covered Dependents.

11.4
Funding Method and Policy. All contributions to fund benefits provided under this Section shall be made by the Employer, except those relating to Continuation Coverage. Subject to the restrictions of this Section, the Employer shall contribute to the Retiree Health Plan Account annually an amount which is reasonably estimated to cover the total cost of the benefits to be provided hereunder and which satisfies the general requirements applicable to deductions allowable under Section 404 of the Code (as set forth in Treasury Regulations 1.404(a)-3(f)). The total cost of providing Medical Benefits shall be determined in accordance with any generally accepted actuarial method which is reasonable in view of the provisions and coverage of the Plan, the funding medium, and other applicable considerations.

11.5
Subordination to Retirement Benefits. It is intended that the Medical Benefits provided under this Section be subordinate at all times to the retirement benefits provided under the Plan. Therefore, the aggregate of contributions (made after the effective date of

ActiveUS 100152855v.5

this Section) to the Retiree Health Plan Account, shall at no time exceed twenty-five percent (25%) of the aggregate of contributions (made after such effective date) for all purposes of the Plan, other than contributions to fund past service credits. For this purpose, contributions to the Plan for benefits other than Medical Benefits shall not be deemed to be less than the cost of such benefits determined under the projected unit credit method (other than the cost of past service credits).

11.6
Benefits Provision. The benefits payable pursuant to this Section shall be limited to the payment of Medical Benefits for Covered Retirees and their Covered Dependents. The Medical Benefits provided under this Section and the Employer contributions to fund said Benefits shall not discriminate in favor of the highly compensated employees of the Employer within the meaning of Section 414(q) of the Code.

11.7
Coordination with Retiree Health Plan. Benefits under the Plan shall be provided by reimbursing annually the Employer or other paying agent under the PerkinElmer, Inc. Retiree Health Plan for the percentage of the Per Capita Retiree Health Cost, as defined under Section 11.2(d) for each Covered Retiree.

11.8
Reservation of the Right to Terminate Benefits. The Employer reserves the right to amend or terminate the Medical Benefits provided hereunder or the Retiree Health Plan at any time. In such event, assets in the Medical Benefit Account shall be used to provide the Medical Benefits provided hereunder, both to Covered Retirees and those Participants who at the date of termination subsequently become Covered Retirees, but only to the extent assets remain in such account. After the satisfaction of all such liabilities, any assets remaining shall revert to the Employer.

11.9
Disallowance of Deduction. All contributions made to the Retiree Health Plan Account shall be conditioned upon their deductibility under the Code. The disallowance of the deduction by the Internal Revenue Service shall be cause for reversion of the contribution to the Employer.

ActiveUS 100152855v.5

ARTICLE XII

AMENDMENT AND DURATION OF PLAN

12.1
Right to Amend. The Company (for itself and other Employers), shall have the right at any time to amend the Plan by written instrument approved by the Administrative Committee, except that no such amendment shall have the effect of reducing any benefits accrued to a Participant, Joint Annuitant or Beneficiary prior thereto, or cause any part of the assets of the Trust Fund to be diverted to any purpose other than for the exclusive benefit of Participants, Joint Annuitants, or Beneficiaries; provided, however, that an amendment that is expected to have a significant cost impact (including, without limitation, an amendment to merge or terminate the Plan) as determined by the Committee whose determination will be final and binding, must be approved by the Board of the Company; and provided further that the Senior Vice President Human Resources may approve any amendment necessary to comply with the Code, ERISA or other applicable laws and regulations.

12.2
Right to Suspend. The Plan is adopted in the expectation that it will be continued indefinitely, but the continuance of the Plan and the payment of any contribution hereunder is not assumed as a contractual obligation. Each Employer reserves the right to discontinue its contributions under the Plan and any Employer may discontinue further contributions under the Plan without discontinuing the Plan with respect to any other Employer. The Company (for itself and the other Employers), as authorized by the Board, reserves the right to discontinue the Plan at any time. The suspension of contributions shall not itself constitute a discontinuance of the Plan as long as the minimum funding requirements of Section 412 of the Code are met.

12.3
Distribution of Funds upon Termination. The Plan may be terminated by the Board as to all or any particular group or groups of Participants and such other persons, if any, who have or may become entitled to benefits under the Plan on account of such Participant’s participation subject to the conditions that, at any time prior to the satisfaction of all liabilities with respect to Participants, Beneficiaries, Joint Annuitants and Eligible

XII-1

ActiveUS 100152855v.5

Spouses, no part of the funds of the Plan shall, by reason of such termination, be at any time used for or diverted to purposes other than for the exclusive benefit of such persons. Upon such termination of the Plan, or upon complete discontinuance of Company contributions, the funds of the Plan shall be allocated for the benefit of each Participant, Beneficiary, Joint Annuitant and Eligible Spouse in a manner approved by the Internal Revenue Service in accordance with the provisions of, and regulations issued pursuant to, Section 4044 of ERISA.
Upon termination or partial termination of the Plan, the right of each Participant to benefits accrued to the date of such termination or partial termination to the extent funded shall be nonforfeitable.
Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the proportionate interest of each Participant, Beneficiary, Joint Annuitant and Eligible Spouse affected by such partial termination shall be determined in a manner approved by the Internal Revenue Service in accordance with the provisions of, and regulations issued pursuant to, Section 4044 of ERISA.
The amount allocated for the benefit of each Participant, Beneficiary, Joint Annuitant or in accordance with the above shall be applied for the benefit of each Participant, Beneficiary, Joint Annuitant or Eligible Spouse either by a cash payment, or by insurance company contract or by the continuance of the fund and the payment of retirement incomes therefrom in such amounts as may be provided by the funds so allocated, all as the Administrative Committee shall determine. However, in the event that the assets available for allocation are less than the value of insured vested benefits, the Pension Benefit Guaranty Corporation may direct how the allocated amounts are to be applied.
In the event of any such termination, the Pension Benefit Guaranty Corporation (PBGC) will be notified in accordance with the notice requirements established by the PBGC.
If any of the funds of the Plan remain after the satisfaction of all liabilities of the Plan, the said remaining funds shall be paid by the Trustee to the Company.

XII-2

ActiveUS 100152855v.5

12.4	Termination Events. The Plan will terminate with respect to any Employer upon the happening of any of the following events:

(a)	Delivery to the Trustee of a notice of termination by the Employer specifying the date as of which the Plan shall terminate for such Employer.

(b)	Adjudication of an Employer as a bankrupt or a general assignment by the Employer to or for the benefit of creditors or a dissolution of any Employer.

12.5
Merger or Consolidation. In the event of any merger or consolidation of the Plan with (or transfer in whole or in part of the assets and liabilities of a trust not another Trust) any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, the assets of a trust applicable to such Participants shall be transferred to another trust fund only if:

(a)
Each Participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before this merger, consolidation or transfer (if the Plan then terminated);

(b)	Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

XII-3

ActiveUS 100152855v.5

ARTICLE XIII

MISCELLANEOUS

13.1
Plan Voluntary. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any Employee. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of an Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with the Employee’s right to terminate his Employment at any time.

13.2	Benefits Payable from Trust. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund and Employers assume no liability or responsibility therefor.

13.3
Non-alienation of Benefits. Except in the case of a Qualified Domestic Relations Order, the interest hereunder of any Participant, Joint Annuitant, or Beneficiary shall not be alienable by the Participant, Joint Annuitant, or Beneficiary either by assignment or by any other method and shall not be subject to be taken by his creditors by any process whatever. The Administrative Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

The Plan may offset against the benefit of any Participant, any amount that the Participant is ordered or required to pay under a judgment, order, decree or settlement agreement described in ERISA Section 206(d)(4) and Section 401(a)(13)(C) of the Code.

13.4
Rights of Participants. All rights of every Participant under the Plan with relation to the Trust Fund or which may arise against or affect the Trustee shall be enforced exclusively by the Administrative Committee, which is hereby given the express power and authority to enforce all such rights as the representatives of every Participant under the Plan, and in

XIII-1

ActiveUS 100152855v.5

any action or proceeding with relation to the Trust Fund or brought by or against the Trustee, the Administrative Committee shall be deemed to represent every Participant.

13.5	Enforcement. The Plan and any subsequent amendments thereto, shall be construed and enforced under the Code, ERISA, and the laws of the Commonwealth of Massachusetts.

13.6
Payment of Plan Expenses. Investment brokerage fees, transfer taxes, cost of necessary actuarial studies, and similar cost arising as a direct result of the making of investments, actuarial studies, sales of assets or realization of investment yield shall be paid from the Trust Fund.

13.7
Restriction on Benefits. In the event of Plan termination, the benefit of any highly compensated active or form Employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

Benefits distributed to any of the 25 most highly compensated active and highly compensated former Employees with the greatest Compensation in the current or any prior year are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the Employee under a straight life annuity that is the Actuarial Equivalent of the sum of the Employee’s Accrued Benefit, the Employee’s other benefits under the Plan (other than a Social Security supplement, within the meaning of Section 1.411(a)-7(c)(4)(ii) of the Treasury Regulations, and the amount the employee is entitled to receive under a Social Security supplement.
The preceding paragraph shall not apply if: (1) after payment of the benefit to an Employee described in the preceding paragraph, the value of Plan assets equals or exceeds one hundred percent (100%) of the value of current liabilities, as defined in Section 412(l)(7) of the Code, (2) the value of the benefits for an Employee described above is less than one percent (1%) of the value of current liabilities before distribution, or (3) the value of the benefits payable under the Plan to an Employee described above does not exceed $5,000.

XIII-2

ActiveUS 100152855v.5

For purposes of this Section 13.7, benefit includes loans in excess of the amount set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the Employee’s life.

13.8
Illegal Provisions. If any provisions of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

13.9
Forfeitures. Forfeitures arising from termination of Employment, death, or for any other reason must not be applied to increase the benefits any Employee would otherwise receive under the Plan at any time prior to the termination of the Plan or the complete discontinuance of Employer’s contribution thereunder; the amount forfeited must be used as soon as possible to reduce the Employer’s contributions.

13.10
Lump Sum Payments. Notwithstanding any provision in the Plan to the contrary, including the requirement to obtain spousal consent to a distribution, if the Actuarial Equivalent present value of the benefit from the Trust Fund payable to any person shall not exceed $1,000 and the benefit has not yet commenced, a lump sum payment of such Actuarial Equivalent present value shall automatically be made to the appropriate recipient as soon as practicable following the date the Actuarial Equivalent present value was determined in lieu of all other benefits under the Plan. Such determination shall be made on or after the date the Participant terminates Employment or dies, as applicable. Such determination shall also be made as of the first day of each Plan Year (provided no benefit has yet commenced) based on the Actuarial Equivalent assumptions then in effect.

If the Actuarial Equivalent present value of the benefit from the Trust Fund payable to a Participant is $0, the Participant shall be deemed to have received a distribution of his vested Accrued Benefit. If a Participant who is deemed to have received a distribution in accordance with this Section 13.10 resumes Employment with the Employer before incurring five (5) consecutive One year Breaks in Service, the participant will be deemed

XIII-3

ActiveUS 100152855v.5

to have made repayment in accordance with Section 13.11 of the amount of the deemed distribution upon his resumption of Employment.

13.11
Repayment of Lump Sums. In the event that an individual’s Accrued Benefit has been distributed in the form of a lump sum in accordance with Section 13.10, and that individual later returns to Employment with an Employer, the following rules shall apply in determining the individual’s Years of Service under Articles V and VII of the Plan:

(a)
If the individual returns to Employment and repays within five (5) years of the date of reemployment the amount he received from the Trust plus interest compounded annually at the Actuarial Equivalent interest rate in effect on the January 1st of the Year of reemployment, his prior Years of Service will be reinstated under both Articles V and VII of the Plan.

(b)	If the individual returns to Employment and does not repay the amount received from the Trust, his prior Years of Service will be reinstated under Article V of the Plan.

13.12
Headings. The headings of articles and sections hereof are included solely for convenience and for reference, and if there be any conflict between such headings and the text of the Plan, the text shall control.

13.13	Action by Employer. Any action by the Employer under the Plan may be by resolution of its Board, or by an person or persons duly authorized by resolution of said Board to take such action.

13.14	Gender and Number. The masculine gender words include both sexes, the single includes the plural, and the plural includes the single, unless the context clearly otherwise requires.

13.15
Qualified Military Service. Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. In addition, in accordance with

XIII-4

ActiveUS 100152855v.5

Section 401(a)(37) of the Code, the survivors of a Participant who dies while performing qualified military service shall be entitled to additional benefits (other than benefit accruals relating to the period of qualified military service) that would be provided under the Plan if the Participant had resumed employment and then terminated employment on account of death. Thus, to the extend required by Section 401(a)(37) and Section 414(u)(8)(B), such a Participant shall be credited with vesting service for the period of the Participant’s qualified military service.

XIII-5

ActiveUS 100152855v.5

ARTICLE XIV

TOP-HEAVY PLAN RESTRICTIONS
The following restrictions shall apply if the Plan becomes a Top-Heavy Plan.

14.1	Definitions. For purposes of this Article XIV, the following definitions shall apply:

(a)
Key Employee – means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002 ($165,000 for 2012), a 5 percent (5%) owner of the Employer, or a 1-percent (1%) owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and applicable regulations and other guidance of general applicability issued thereunder.

(b)	Non-Key Employee – any Employee who is not a Key Employee.

(c)	Determination Date – the last day of the preceding Plan Year, or of the current Plan Year, if the Plan was not in existence during the preceding year.

(d)	Valuation Date – the annual date on which the Plan’s assets and liabilities are valued. This is the same valuation date used for computing Plan costs for minimum funding.

(e)	Annual Compensation – an Employee’s Compensation (as defined in Section 6.2(b)) received from the Employer during the Plan Year.

14.2	Top-Heavy Plan. The Plan is a Top-Heavy Plan with respect to any Plan Year if, as of the most recent Valuation Date occurring within a twelve (12) month period ending on

XIV-1

ActiveUS 100152855v.5

the Determination Date applicable to such Plan Year, the total value of Accrued Benefits of Key Employees exceeds sixty percent (60%) of the Total Value of Accrued Benefits for all Participants.
The present value of Accrued Benefits and the amounts of account balances of a Participant as of the Determination Date shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period.”
If any Employee has not performed services for the Employer at any time during the one (1) year period ending on the Determination Date, his Accrued Benefit shall be disregarded for purposes of determining whether the Plan is Top-Heavy as set forth in Section 416(g)(4)(E) of the Code.
A Key Employee in a prior Plan Year who is not a Key Employee with respect to a current Plan Year shall be excluded entirely in computing the percentage in the first paragraph above.

14.3	Restrictions. The following restrictions shall apply if the Plan becomes a Top-Heavy Plan.

(a)	Vesting. A Participant of a Top-Heavy Plan shall have a nonforfeitable interest in his Accrued Benefit derived from Employer contributions as provided under the following schedule:

XIV-2

ActiveUS 100152855v.5

YEARS OF SERVICE	VESTED PERCENTAGE OF ACCRUED BENEFIT
Less than 2	0%
2	20%
3	40%
4	60%
5 or more	100%

Accrued Benefit, for purposes of this subsection (a), shall include that portion of Accrued Benefits which the Participant earned during all prior Plan Years, whether or not the Plan was a Top-Heavy Plan during such prior Plan Years.
If the Plan ceases to be Top-Heavy, the vesting schedule shall revert to the schedule set forth in Section 4.5. However, any portion of a Participant’s Accrued Benefit that was vested before the Plan ceased to be Top-Heavy shall remain non-forfeitable, and any Employee who has three or more Years of Service for Vesting may elect to have the Top-Heavy vesting schedule apply to his benefits.

(b)
Minimum Benefits. During any Plan Year in which the Plan is a Top-Heavy Plan, the Accrued Benefit, derived from Employer’s contributions and expressed as a life annuity commencing at Normal Retirement Date, of a Non-Key Employee, shall be the greater of the benefit accrued for that year under Section 2.2 of the Plan or (1) times (2) where:

(i)	is the Employee’s Average Compensation; and

(ii)	is two percent (2%) per Year of Service, not to exceed twenty percent (20%).
Each Non-Key Employee who is a Participant and has completed at least 1,000 Hours of Service during an accrual computation period must accrue a minimum benefit in accordance with the provisions of this Section 4.3(b) regardless of

XIV-3

ActiveUS 100152855v.5

whether such Non-Key Employee’s level of Compensation and regardless of whether such Non-Key Employee is employed on a specified date.
Any accrual of Company-derived benefits, whether or not attributable to years of which the Plan is Top-Heavy, may be used to satisfy such minimum benefits.
For purposes of this subsection (b), the following definitions are applicable:

(i)
Years of Service shall be the Participant’s Years of Service except any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee any year which includes the last day of a Plan Year which the Plan was not a Top-Heavy Plan.

(ii)
Average Compensation shall be the Participant’s average Compensation from the Employer during that period of five (5) consecutive years (or actual years, if less than five) which produce the highest average.

14.4	Plan Aggregations. For purposes of determining top-heaviness, the aggregation group shall include:

(a)	each plan of the Employer in which a Key Employee is a participant; and

(b)	each other plan of the Employer that allows a covering a Key Employee to meet qualification requirements under the coverage and anti-discrimination rules of Sections 401(a)(4) and 410 of the Code; and

(c)
each terminated plan described in subsection (a) or (b) above maintained by the Employer during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated); and

(d)	at the option of the Employer, any other plan maintained by the Employer as long as the expanded aggregation group including such plan or plans continues to

XIV-4

ActiveUS 100152855v.5

satisfy coverage and anti-discrimination rules of Sections 401(a)(4) and 410 of the Code.
The Plan shall be a Top-Heavy Plan only if the sum of (a) the percent value of Accrued Benefits for Key Employees, as determined under the provisions of this Article applicable to defined benefit plans, under all such plans included within the aggregation group, and (b) the aggregate of the account balances of Key Employees, as determined under the provisions of this article applicable to defined contribution plans, exceeds sixty percent (60%) of a similar sum determined for all participants in such plans.
If the Plan becomes a Top-Heavy Plan, for Participants who are covered by both the Plan and a defined contribution plan of the Employer, the minimum benefit required shall be provided under the Plan. The Plan Administrator shall act pursuant to Treasury Regulations in carrying out these options.
Solely for the purpose of determining if the Plan, or any other Plan included in a required aggregation group of which the Plan is a part, is Top-Heavy (within the meaning of Section 416(g) of the Code) the Accrued Benefit each Non-Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer and all entities related to the Employer under Section 414 of the Code or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

XIV-5

ActiveUS 100152855v.5

The minimum benefit requirements of Section 416(c)(1) of the Code and the Plan shall be met as to non-Key Employees who participate in the Plan and in the PerkinElmer, Inc. Savings Plan providing the minimum benefit to such Non-Key Employees under the Plan.
IN WITNESS WHEREOF, and as evidence of the adoption of the Plan, the undersigned officer duly authorized has appended his signature this 20th day of December, 2012.
PerkinElmer, Inc.
By: /s/ John R. Letcher
John R. Letcher
Its Senior Vice President
Human Resources

XIV-6

ActiveUS 100152855v.5

APPENDICES

ActiveUS 100152855v.5

APPENDIX A
PARTICIPATION OF EG&G ASTROPHYSICS RESEARCH CORPORATION
Effective as of December 1, 1989 and except as otherwise specifically provided below, EG&G Astrophysics Research Corporation (now known as PerkinElmer, Inc. Detection Systems) adopts the Plan as amended on January 1, 1985, and including all subsequent amendments thereto, in substitution for and in continuation of the Astrophysics Research Corporation Defined Pension Plan (the “Astrophysics Plan”). The Plan shall be and become the Astrophysics Plan in all respects, except for Section 4.2 and 8.2, as to which Sections the following provisions shall be the respective provisions of the Plan as it applies to Astrophysics Participants:
Article .    Section 4.2 as amended on January 1, 1989, reads as follows:

“4.2
“Normal Retirement Income.” A Participant retiring on his Normal Retirement Date shall be entitled to receive a monthly income for life, payable from his Normal Retirement Date, which shall be equal to one-twelfth (1/12) of the sum of (a) and (b) and (c) below:

(a)	the sum of (i) and (ii) below:

(i)
For a Participant who was a Participant in the Astrophysics Plan on November 30, 1989, the annual accrued benefit under the Astrophysics Plan as of November 30, 1989, as set forth on the attached schedule.

(ii)	For each Year of Credited Service (with appropriate adjustment for completed months) after November 30, 1989, eighty-five one hundredths percent (.85%) of his Average Earnings, plus
For each Year of Credited Service not in excess of thirty-five (35) (with appropriate adjustment for completed months) after November 30, 1989, seventy-five one hundredths percent (.75%) of that part, if any, of his Average Earnings in excess of the Social Security Tax Base.
OR

ActiveUS 100152855v.5

(b)
For every Participant, for each Year of Service (with appropriate adjustment for completed months) before or after December 1, 1989, eighty-five one hundredths percent (.85%) of his Average Earnings, plus

For each Year of Service not in excess of thirty-five (35) (with appropriate adjustment for completed months) before or after December 1, 1989, seventy-five one hundredths percent (.75%) of that part, if any, of his Average Earnings in excess of the Social Security Tax Base.

(c)
For an Employee who was a Participant as of December 31, 1988, the monthly retirement income accrued as of December 31, 1988, as determined under the provisions of Appendix I of the Plan in effect on that date.”

ActiveUS 100152855v.5

SCHEDULE OF ACCRUED BENEFITS
FROM THE ASTROPHYSICS PLAN
AS OF NOVEMBER 30, 1989

EMPLOYEE BENEFIT	PERCENT VESTED	ANNUAL BENEFIT	MONTHLY
Aiman, Kenneth M.	100	$5,242.92	$436.91
Bailey, Frederick A.	100	31,216.80	2,601.40
Bamett, Todd	40	1,146.24	95.52
Brannon, Sharon R.	100	1,213.20	101.10
Briones, Jose Daniel	100	1,755.12	146.26
Bryce, James W.	60	1,198.08	99.84
Castro, Abel R.	60	658.32	54.86
Castro, Florentino	100	1,858.20	154.85
Castro, Miguel	100	1,139.52	94.96
Chatman, Donald L.	100	5,113.68	426.14
Cooley, Janet	60	1,157.76	96.48
Delsignore, Patsy F.	80	2,002.44	166.87
Dermott, Brian P.	100	7,294.80	607.90
Dodson, Roy	20	359.28	29.94
Ericksen, Richard A.	40	876.96	73.08
Espinoza, Arturo	20	310.80	25.90
Espiritu, Vicky E.	60	1,021.20	85.10
Esquivel, Alicia O.	100	1,962.72	163.56
Fleming, James P.	40	1,864.80	155.40
Garcia, Galileo	40	1,020.48	85.04
German, Meroe P.	60	1,374.48	114.54
Giesseman, Helen M.	100	4,012.20	334.35
Harma, Delia M.	100	1,493.28	124.44
Hua, Huy	100	3,341.76	278.48
Huey, John	40	1,533.60	127.80
Huggins, William D.	60	5,783.04	481.92
Ignacio, Antonio A.	100	1,219.92	101.66
Jacquez, Benjamin	60	1,287.36	107.28
Jaime, Maria	100	1,223.28	101.94
Konreddy, Naveen	60	2,109.60	175.80
Lloyd, Donald	40	1,299.84	108.32
Lovisa, Roland	100	7,266.72	605.56

ActiveUS 100152855v.5

EMPLOYEE BENEFIT	PERCENT VESTED	ANNUAL BENEFIT	MONTHLY
Marshall, Patricia A.	80	882.72	73.56
Miranda Jr., Bemardo B.	100	1,645.92	137.16
Mueller, Leopoldine A.	100	1,578.72	131.56
Mutter, Louis	60	1,021.68	85.14
Naval, Jr., Anselmo P.	100	7,982.28	665.19
O’Brien, Gregory G.	100	1,532.16	127.68
Oca, Feliza	100	2,034.72	169.56
Ochoa, Delfino	100	1,731.84	144.32
Ochoa, Ezequiel	100	1,360.08	113.34
Olsen, Kenneth R.	80	2,073.60	172.80
Orlando, Carlo L.	80	1,323.36	110.28
Orozco, Armando	100	1,399.68	116.64
Ortega Jr., Rudy V.	100	2,784.24	232.02
Paine, Diane J.	80	1,391.76	115.98
Parmer, George A.	80	1,539.36	128.28
Patel, Mehendra H.	80	2,193.12	182.76
Phan, Xuyen D.	100	1,979.28	164.94
Raines, Jerry C.	40	969.60	80.80
Randall, Annette	60	937.44	78.12
Reed, Stephen	60	1,404.00	117.00
Reyes, Celso L.	60	982.44	81.87
Riedel, Sharon	40	746.40	62.20
Rivello, Paul J.	60	1,119.60	93.30
Roldan Jr., Natalio	100	1,692.72	141.06
Rothrock, Robert D.	100	1,747.32	145.61
Sanchez, Angel	100	1,058.64	88.22
Sanchez, Jose	100	1,581.84	131.82
Sary, Pharath	40	632.16	52.68
Sary, Pharith	60	1,354.32	112.86
Shirley, John B.	100	1,853.28	154.44
Sturgeon, Copper M.	80	1,350.00	112.50
Trapani, Linda A.	100	2,244.60	187.05
Turcios, Guillermo S.	100	1,940.04	161.67
Ulanday, Absalon D.	100	1,359.00	113.25
Vaysburd, Eduard	60	1,628.64	135.72
Vo, Julie J.	20	265.44	22.12
Wascher, Philllip M.	60	3,754.08	312.84
Welch, Wayne L.	100	5,012.28	417.69
Wiersma, Lars S.	100	7,621.08	635.09
Yates, Raymond G.	100	37,840.44	3,153.37

ActiveUS 100152855v.5

ActiveUS 100152855v.5

APPENDIX B
DEFINITION OF CREDITED SERVICE FOR SECTION 4.2(b)(iii)

Social Security Number	Name	Service Credit
174-48-0328	Alexander, John	12
447-54-0957	Arnold, Steven	6
015-34-5337	Ayers, Phillip	6
219-40-3401	Barrett, Robert	4
024-66-4354	Beech, Paul	5
266-96-9604	Buser, Andres	1
023-32-9254	Castellana, Angelo	11
497-44-8105	Fleming, Donald	5
530-18-0816	Fraser, Dale	8
031-34-0349	Galluccio, Michael	7
109-24-7323	Gross, Murray	16
011-40-7484	King, Ronald	5
076-48-6364	Klemmer, Anthony	13
463-76-8617	Kott, L. Kevin	9
388-32-8927	Kucharski, John	17
100-28-1377	Lewis, Elsie L.	3
065-38-5029	Lorenz, Deborah	11
005-32-5412	Parker, William	4
489-48-6521	Parks, Fred	16
093-32-9132	Peters, Donald	12
014-52-4751	Ribaudo, William	9
038-54-1093	Rossi, Luciano	17
517-76-8123	Schorling, Thomas	10
390-36-8544	Shaver, Paul	1
564-62-3475	Shetterly, John	3
176-26-8375	Slawek, Joseph	3
027-32-8644	Sullivan, William	5
005-32-5054	Theodores, Theodore	6
144-28-3156	Touhill, C. Joseph	3
577-44-1358	Williams, Charles	16

B-1

ActiveUS 100152855v.5

APPENDIX C
EG&G MOUND APPLIED TECHNOLOGIES, INC.
Effective September 30, 1997, the contract between EG&G Mound Applied Technologies, Inc. and the Department of Energy expired. The purpose of this Appendix C is to describe the benefits with respect to certain participants under the EG&G Mound Applied Technologies, Inc. Salaried Employees’ Pension Plan (the “Mound Plans”) who transferred to the Company prior to September 30, 1997 (“Transferred Participants”).
1.    The Accrued Benefits under the Mound Plans (and the corresponding assets and liabilities) of the Transferred Participants listed below will be transferred to the Plan as soon as practicable after September 30, 1997. The Accrued Benefits so transferred, and the applicable rights and features related to such Accrued Benefits, shall be determined in accordance with the Mound Plans as in effect on September 30, 1997.
2.    Years of Vested Service counted under the Mound Plans shall be counted as Years of Service under the Plan with respect to Transferred Participants.
3.    Years of Credited Service under the Mound Plans shall be counted as Credited Service under the Plan with respect to Transferred Participants.
4.    Section 4.2 is amended by adding the following paragraph to the end thereof:
“Transferred Participants from Mound Plans
The normal retirement income determined above for a Transferred Participant from the Mound Plans shall be offset by his monthly Accrued Benefit under the Mound Plans determined as of September 30, 1997 and shall be increased by the “Extra Benefit” specified for said transferred Participants in Section 5 in Appendix C. The Transferred Participants described in this Appendix C.
5.    Section 4.3 is amended by adding the following paragraph to the end thereof:

C-1

ActiveUS 100152855v.5

“Transferred Participants from Mound Plans
The retirement income determined above for a Transferred Participant from the Mound Plans shall be offset by his monthly Accrued Benefit under the Mound Plans determined as of September 30, 1997, reduced for commencement prior to his Normal Retirement Date in accordance with the provisions of the Mound Plans as in effect on September 30, 1997.”
Article .    The Transferred Participants described in this Appendix C are listed below:

SSN	NAME	9/30/97 ACCRUED BENEFIT	9/30/97 PRESENT VALUE	EXTRA BENEFIT

270-52-5779	Adams, John T.	706.16	36,618	302.40
015-34-5337	Ayers, Philip	875.88	83,050	122.20
290-56-4813	Benner, Douglas E.	830.27	39,347	362.00
271-66-6894	Caldwell, Roger W.	873.20	45,280	0.00
268-70-8271	Demana, Andrew T.	838.31	39,728	387.30
290-64-2481	Edwards, James T.	155.37	8,057	52.41
291-74-2721	Haas, David J.	448.00	16,969	0.00
286-52-2327	Kelley, Charles P.	951.50	67,895	0.00
272-48-6822	Knick, Daniel R.	1,936.25	158,999	800.19
286-42-5514	Lee, Cynthia L.	1,458.57	90,364	0.00
290-42-4195	Neyer, Barry T.	911.18	54,122	294.38
268-46-7957	Schaefer, Connie S.	846.40	87,616	352.67
280-54-0535	Stoltz, Mark D.	598.36	42,697	257.33
357-48-6364	Tomasoski, Robert J.	1,065.90	57,825	498.63
275-66-7285	Hudson, Kathy J.	508.44	32,084	206.88

C-2

ActiveUS 100152855v.5

APPENDIX D
CREDITED SERVICE DETERMINATIONS

LOCATION NAME	LOCATION NUMBER	EARLIEST DATE CREDITED SERVICE BEGINS
Wright Components	25	01/01/1988
Opto Electronics Components - St. Louis	30	01/01/1977
Opto Electronics Components – St. Louis (Union)	030U	01/01/1978
Pressure Science	75	10/01/1986
Reticon	80	06/01/1988
Power Systems	93	04/01/1984
Life Sciences – Wallac (Gaithersburg)	154	06/14/1993
Life Sciences – Wallac (Akron)	179	03/01/1998
Belfab	181	04/01/1998
Belfab (Union)	182	04/01/1998
Analytical Instruments	193	05/29/1999

In accordance with Section 5.2(e), Participants employed at the listed locations shall receive credit for vesting purposes for employment at the respective location from initial date of hire at the location.

D-1

ActiveUS 100152855v.5

APPENDIX E
AMETEK, INC.
A Participant who was an ‘Affected Employee’ within the meaning of Section 10.2 of the Employer’s December 6, 2001 Master Purchase Agreement (the “Agreement”) with AMETEK, INC. shall have the following rules apply in determining his Accrued Benefit. An Affected Employee other than a Foreign Affiliate Employee within the meaning of Section 10.2 of the Agreement shall be treated as having received Earnings from the Employer equal to the amount of Earnings credited under the Plan as of the closing date of the Agreement increased by 3.5% for each calendar year after December 28, 2001 during which the Affected Employee remains employed by AMETEK, INC.
The provisions of this Appendix E shall cease to apply after March 15, 2003. For the period commencing on January 1, 2003 and ending on March 15, 2003 an Affected Employee who remains employed by Ametek, Inc. on March 15, 2003 shall receive credit for one quarter of Earnings, as previously adjusted pursuant to this Appendix E through December 31, 2002, increased by .875% (.25 x 3.5%), with no additional Earnings credited under the Plan for periods after March 15, 2003.

E-1

ActiveUS 100152855v.5

APPENDIX F
SEMICONDUCTOR PARTICIPANTS
Notwithstanding anything in the Plan to the contrary, a Participant employed in the Semiconductor division who remained employed by the Company through February 28, 2006 shall have their Credited Service determined as if they remained employed by the Company through December 31, 2006.

F-1

ActiveUS 100152855v.5

APPENDIX G
PROVISIONS APPLICABLE TO MISSOURI METALS EMPLOYEES
Notwithstanding any other provisions of the Plan, the following provisions shall apply in determining the amount of benefit for a Missouri Metals Employee:
ARTICLE ONE
DEFINITIONS
1.01     “Accrued Benefit” shall mean the benefit calculated under section 5.01 of this Appendix G using Credited Service under section 3.02 of this Appendix G as of the date of calculation.
1.02     “Actuarial Equivalent” shall mean a benefit of equivalent value to the benefit which would otherwise have been provided, determined on the basis of the 1971 Group Annuity Mortality Table with no loading, and projected by Scale E, with a one-year age setback for the Missouri Metals Participant and a five-year age setback for any Beneficiary and on the basis of an interest rate of seven percent (7%). In the case of a lump sum form of payment with an annuity starting date before October 1, 2000, the interest rate used shall be the rate used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a benefit on Plan termination and which is in effect on the first day of the Plan Year. In the case of a lump sum form of payment with an annuity starting date on or after October 1, 2000, Actuarial Equivalent shall, instead, be based on the Applicable Mortality Table and the Applicable Interest Rate.
For purposes of this section 1.02 of this Appendix G, the following definitions shall apply:
(a)     Applicable Mortality Table means the mortality table based on the prevailing commissioners’ standard table (described in Section 807(d)(5) of the Code) that is prescribed by the Commissioner of the Internal Revenue Service in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin.
(b)     Applicable Interest Rate means the annual interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service for the Lookback Month, as published in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin.
(c)     Lookback Month means the second full calendar month preceding the first day of the Stability Period.
(d)     Stability Period means the Plan Year that contains the annuity starting date.
1.03     “Actuary” shall mean the actuarial firm or individual selected by the Administrative Committee from time to time, which firm or individual meets all applicable government requirements for enrollment then in effect.

ActiveUS 100152855v.5

1.04    “Affiliated Entity” shall mean
(a)     any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer;
(b)     any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer;
(c)     any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and
(d)     any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.
(e)     “50% Affiliated Entity” shall mean an Affiliated Entity but with “more than fifty percent (50%)” substituted for the “at least eighty percent (80%)” test in Section 1563(a) of the Code.
1.05     “Break in Service” shall mean, with respect to any calendar year, a separation from employment as described in section 3.05 of this Appendix G.
1.06     “Missouri Metals Employee” shall mean an hourly-rated employee of the Company who is (a) included in the basic collective bargaining agreement between the Company and District No. 9 of the International Association of Machinists and Aerospace Workers, as amended from time to time and (b) not covered by another defined benefit pension plan to which the Company makes contributions.
1.07     “Missouri Metals Participant” shall mean a Missouri Metals Employee who has a present or future right to receive benefits under this Appendix G of the Plan.
1.08     “Qualified Reemployment” shall mean the reemployment of a Missouri Metals Participant by the Company, the Employer or an Affiliated Entity or the continued employment of a Missouri Metals Participant after his Normal Retirement Date in such a capacity that the Missouri Metals Participant receives or is entitled to receive compensation for at least 40 Hours of Service (not including Hours of Service under Section 2.26(b) during a calendar month.
1.09     “Total Disability” shall mean a Missouri Metals Participant’s inability, due to accident, injury, or disease, to engage in any work for remuneration or profit for the balance of his life. Disability resulting from the following causes shall not constitute Total Disability under the Plan:
(a)     service in the Armed Forces or Merchant Marine of the United States or any other country;
(b) warfare or acts of a public enemy;
(c) willful participation in any criminal act;

ActiveUS 100152855v.5

(d) intentionally self-inflicted or self-incurred injury; or
(e) use of drugs or narcotics contrary to law.
1.10     “Years of Credited Service” shall mean the number of full and partial calendar years counted with respect to determining a Missouri Metals Employee’s Accrued Benefit under the Plan, as determined under Article Three.
1.11     “Years of Service” shall mean the number of calendar years counted with respect to determining a Missouri Metals Employee’s eligibility for benefits and vested status under the Plan, as determined under Article Three.
ARTICLE TWO
ELIGIBILITY TO PARTICIPATE
2.01     Eligibility to Participate. Each Missouri Metals Employee who was a Missouri Metals Participant as of September 30, 2001 shall continue to participate in the Plan for as long as he remains a Missouri Metals Employee or is entitled to a benefit under the Plan.
2.02     Plan Closed. No Missouri Metals Employee shall first become a Missouri Metals Participant after December 31, 2000.
ARTICLE THREE
SERVICE AND CREDITED SERVICE
3.01     Service for Eligibility for Benefits and Vesting. A Missouri Metals Employee shall accrue a Year of Service for each calendar year during which he is credited with 1,000 Hours of Service.
3.02     Credited Service for Benefit Accrual. Except as provided in section 3.03 of this Appendix G, a Missouri Metals Participant shall accrue a Year of Credited Service for each calendar year in which he completes at least the number of his regularly scheduled, annual Hours of Service. A Missouri Metals Participant’s number of regularly scheduled, annual Hours of Service shall be determined by the Administrative Committee, which shall apply uniform and nondiscriminatory standards developed on the basis of objective criteria including, but not limited to, job classification. In no event, however, shall a Missouri Metals Participant’s number of regularly scheduled, annual Hours of Services be deemed to exceed 2,080 for purposes of the Plan. For purposes of this section and section 3.03 of this Appendix G, a Missouri Metals Participant shall accrue a Year of Credited Service only in an eligible classification with the Company or a predecessor company to the earliest of (a) transfer to an ineligible classification with the Company or the Employer, (b) transfer to an Affiliated Entity, or (c) termination of employment with the Company or the Employer for any other reason, including early retirement, Total Disability (except as described in section 3.04(b) of this Appendix G), or death.
3.03     Partial Years of Credited Service. Subject to the limitations in section 3.02 of this Appendix G, a Missouri Metals Participant shall accrue a partial Year of Credited Service for any

ActiveUS 100152855v.5

calendar year in which he is credited with fewer than the number of his regularly scheduled, annual Hours of Service. Such fractional credit shall be in the greater of (a) or (b) below:
(a)     one-twelfth (1/12) of a Year of Credited Service for each 83 Hours of Service credited during a calendar year; provided, however, that in no event shall Credited Service under this subsection exceed the actual number of months elapsed, rounded to the next higher month, or
(b)     that portion of a Year of Credited Service determined by a fraction, the numerator of which is the number of Hours of Service with which the Missouri Metals Participant is credited in the calendar year and the denominator of which is the number of his regularly scheduled, annual Hours of Service. The fraction described in this subsection shall not exceed one (1).
3.04    Special Rules.
(a)     For purposes of section 3.01 and section 3.02 of this Appendix G, service with a predecessor company shall be credited only upon the approval of the Board of Directors.
(b)     For purposes of section 3.02 of this Appendix G, a Missouri Metals Employee shall receive credit for service during the twenty-six (26) week waiting period in which no disability retirement benefits are paid, if he thereafter is determined to suffer a Total Disability.
(c)     For purposes of section 3.02 and section 3.03 of this Appendix G, a Missouri Metals Employee shall not receive credit for service before November 1, 1980.
3.05    Breaks in Service.
(a)     Any calendar year in which a Missouri Metals Employee is credited with not more than 500 Hours of Service shall constitute a one (1) year Break in Service; provided, however, that if a Missouri Metals Employee is absent for the following reasons, he shall be credited with an Hour of Service, for purposes of this section only, for each Hour of Service he would have received if he had continued in the active employ of the Company during the following periods of absence:
(1) layoff, for a period not in excess of one (1) year;
(2) leave of absence with the approval of the Administrative Committee for a period not in excess of one (1) year, unless extended by the Administrative Committee;
(3)     disability leave with the approval of the Administrative Committee for a period not in excess of one (1) year;
(4)     military service such that his right to reemployment is protected by law;
(5) jury duty.

ActiveUS 100152855v.5

(b)     Service credited under this section shall not be credited for any other purpose under the Plan unless such service is comprised of Hours of Service.
(c)     If a Missouri Metals Employee is absent from work by reason of pregnancy, childbirth or adoption, or for purposes of the care of such Missouri Metals Employee’s child immediately after birth or adoption, such Missouri Metals Employee shall be credited solely for purposes of this section with sufficient Hours of Service to avoid a Break in Service in the calendar year in which the absence commences or, if the Missouri Metals Employee already has been credited with more than 500 Hours of Service in such calendar year, the immediately following calendar year. Hours of Service during such absence shall be credited in an amount equal to the Hours of Service with which the Missouri Metals Employee would have been credited but for such absence or, if such hours cannot be determined, at the rate of eight (8) hours per normal workday.
3.06    Restoration of Service.
(a)     A Missouri Metals Participant who has a vested right to a benefit under section 6.01 of this Appendix G and who incurs a Break in Service shall have his pre-break and post-break service with the Company, the Employer and each Affiliated Entity aggregated for purposes of sections 3.01 and 3.02 of this Appendix G on his reemployment by the Company, Employer or an Affiliated Entity.
(b)     A Missouri Metals Participant who does not have a vested right to a benefit under section 6.01 of this Appendix G and who incurs a Break in Service shall have his pre-break and post-break service with the Company, Employer and each Affiliated Entity aggregated for purposes of sections 3.01 and 3.02 of this Appendix G if he is reemployed at a time when the number of his consecutive Breaks in Service is less than the greater of (1) the number of Years of Service he had accrued before his Break in Service, or (2) five. If the number of his consecutive Breaks in Service is equal to or greater than the number of his Years of Service before the break or five, if greater, he shall receive no credit for his pre-break service for purposes of section 3.01 and 3.02 of this Appendix G.
3.07     Uniformity. The provisions of this Article Three shall be applied according to non-discriminatory rules of general application.
ARTICLE FOUR
ELIGIBILITY FOR BENEFITS
4.01     Normal Retirement. A Missouri Metals Participant shall attain Normal Retirement Age on the date he attains age 65. A Missouri Metals Participant shall be eligible for normal retirement benefits as of the first day of the calendar month coincident with or next following the month in which he attains Normal Retirement Age. This date shall be his Normal Retirement Date.
4.02     Late Retirement. If a Missouri Metals Participant continues his employment with the Company, the Employer or an Affiliated Entity beyond his Normal Retirement Date, he shall be eligible for late retirement benefits on the first day of the calendar month coincident with or ne

ActiveUS 100152855v.5

xt following the date on which he terminates employment with the Company, the Employer and each Affiliated Entity. This date shall be his Late Retirement Date.
4.03     Early Retirement. A Missouri Metals Participant shall be eligible for early retirement benefits as of the first day of the calendar month coincident with or next following the month in which he attains age 55, accrues 15 Years of Service, and terminates employment with the Company, the Employer and each Affiliated Entity. This date shall be his Early Retirement Date.
4.04    Disability Retirement.
(a)     A Missouri Metals Participant shall be eligible for the disability retirement benefits described in section 5.04 of this Appendix G if, after he has accrued 15 or more Years of Service, he suffers a Total Disability which continues for at least twenty-six (26) weeks and causes him to terminate his employment with the Company, the Employer and each Affiliated Entity. The first day of the month coincident with or next following the expiration of the twenty-six (26) week period of Total Disability or the Administrative Committee’s receipt of medical certification of Total Disability, if later, shall be the Missouri Metals Participant’s Disability Retirement Date.
(b)     Total Disability shall be established on the basis of an independent medical examination to the satisfaction of the Administrative Committee, using nondiscriminatory standards uniformly applied. The Administrative Committee may direct that any former Missouri Metals Employee receiving Total Disability benefits shall be reexamined without expense to him from time to time, but not more than once in any calendar year, to determine if Total Disability continues to exist. Benefits hereunder shall terminate at any time that the former Missouri Metals Employee ceases to be disabled under this section. Failure to submit to such reexamination shall be cause for termination of Total Disability benefits hereunder.
4.05     Furnishing Data. Each Employee shall furnish such data as the Administrative Committee may consider necessary for the determination of the Employee’s rights and benefits under the Plan and shall otherwise cooperate fully with the Administrative Committee in the administration of the Plan.
ARTICLE FIVE
CALCULATION OF BENEFITS
5.01     Normal Retirement. The monthly retirement benefit payable to a Missouri Metals Participant as a life annuity commencing on his Normal Retirement Date shall equal the product of his Years of Credited Service under sections 3.02 and 3.03 of this Appendix G multiplied by the appropriate unit benefit determined for his date of retirement or termination:
(a)     $12.00 for retirements or terminations occurring on or after October 15, 1988 but before October 14, 1991;
(b)     $13.00 for retirements or terminations occurring on or after October 14, 1991 but before October 14, 1992;

ActiveUS 100152855v.5

(c)     $14.00 for retirements or terminations occurring on or after October 14, 1992 but before October 14, 1993;
(d)     $15.00 for retirements or terminations occurring on or after October 14, 1993 but before October 14, 1994; and
(e)     $16.00 for retirements or terminations occurring on or after October 14, 1994.
The annual retirement benefit of a Missouri Metals Participant shall equal the monthly retirement benefit as determined above multiplied by twelve (12).
A Missouri Metals Participant’s retirement benefit determined in accordance with this section 4.01 of this Appendix G is expressed as a life annuity commencing at his Normal Retirement Date. Retirement benefits payable under any other form of payment shall be the Actuarial Equivalent of the life annuity.
5.02     Late Retirement. A Missouri Metals Participant who is eligible for benefits under section 4.02 of this Appendix G shall receive a monthly pension, calculated as under section 5.01 of this Appendix G but payable as of his Late Retirement Date.
5.03     Early Retirement. A Missouri Metals Participant who is eligible for benefits under section 4.03 of this Appendix G shall receive either:
(a)     a reduced monthly pension, calculated as under section 5.01 of this Appendix G, based on his Years of Credited Service and reduced by 1/180th for each of the first sixty (60) full calendar months and by 1/360th for each of the next sixty (60) full calendar months by which the commencement of his benefit precedes his Normal Retirement Date; or
(b)     a deferred, unreduced monthly pension, calculated as under section 5.01 of this Appendix G, based on his Years of Credited Service, with payment commencing on his Normal Retirement Date.
5.04    Disability Retirement.
(a)     A Missouri Metals Participant who is eligible for disability benefits under section 4.04 of this Appendix G shall receive an immediate monthly pension, calculated as under section 5.01 of this Appendix G, based on his Years of Credited Service under section 3.02 of this Appendix G to his Disability Retirement Date, and reduced (1) by 1/180th for each of the first sixty (60) full calendar months by which his disability retirement precedes his Normal Retirement Date and (2) by 1/360th for each of the next sixty (60) full calendar months.
(b)     Disability benefits determined under this section shall be reduced by any amounts payable on a periodic basis under workers’ compensation, but not by workers’ compensation awards payable in a single sum.
5.05    Surviving Spouse’s Benefit.

ActiveUS 100152855v.5

A Missouri Metals Participant (1) who has a surviving Spouse, (2) who at his death has any vested interest in his Accrued Benefit under the Plan, and (3) who either (A) has not yet terminated employment with the Company, the Employer and each Affiliated Entity or (B) has terminated employment with the Company, the Employer and each Affiliated Entity, but whose benefit has not yet commenced, such surviving Spouse shall receive a survivor’s benefit. Such benefit shall be a monthly pension for the life of the Spouse, if then living, commencing on the first day of any month following the earliest date on which the Missouri Metals Participant could have elected to receive immediate retirement benefits, but not later than the date that would have been the Missouri Metals Participant’s Normal Retirement Date, as elected in writing by the Spouse. The benefit shall be equal to the benefit such Spouse would have received if the Missouri Metals Participant (1) had terminated his employment on the earlier of (A) the date of his death or (B) the date of his actual termination of employment, (2) had survived to the benefit commencement date elected by the Spouse under the preceding sentence, (3) had retired with an immediate retirement benefit in the normal form under section 7.01(a) of this Appendix G, and (4) had died on the following day.
5.06     Post-Retirement Death Benefit. In the event of the death of a Missouri Metals Participant after his retirement and election of a form of benefit under Article Seven, his beneficiary shall be entitled to receive any amount which may be payable under the form of benefit in effect.
5.07    Suspension of Benefits on Reemployment.
(a) (1)      If a Missouri Metals Participant is employed in Qualified Reemployment, the benefits otherwise payable to the Missouri Metals Participant shall be suspended for each calendar month in which he continues his Qualified Reemployment. In addition, no benefits shall be paid during the Qualified Reemployment of a Missouri Metals Participant who continues in the employ of the Company, the Employer or an Affiliated Entity after his Normal Retirement Date. The rules relating to such a suspension of benefits and their subsequent resumption are described in this section.
(2)     The Administrative Committee shall notify the Missouri Metals Participant by first class mail of the suspension of his pension benefits during the first month in which the Missouri Metals Participant is engaged in Qualified Reemployment.
(3)     Each Missouri Metals Participant receiving benefits under the Plan shall be required to give notice to the Administrative Committee of any employment relationship which such Missouri Metals Participant has with the Company, the Employer or any Affiliated Entity. The Administrative Committee shall have the right to use all reasonable efforts to determine whether such employment constitutes Qualified Reemployment. The Administrative Committee shall also have the right to require the Missouri Metals Participant to provide information sufficient to prove that such employment does not constitute Qualified Reemployment.

ActiveUS 100152855v.5

(4)     A Missouri Metals Participant may request the Administrative Committee to make a determination as to whether specific contemplated employment constitutes Qualified Reemployment. The Administrative Committee shall respond to such request in writing within sixty (60) days of the Administrative Committee’s receipt of the request.
(5)     Pension benefit payments to the Missouri Metals Participant will resume (or commence) no later than the first day of the third calendar month following the month in which his Qualified Reemployment ceases or, if later, the first day of the calendar month following receipt by the Administrative Committee of the Missouri Metals Participant’s notice that his Qualified Reemployment has ceased. The initial resumption payment shall include payment for the current month and for all previous calendar months since the cessation of the Missouri Metals Participant’s Qualified Reemployment.
(6)     The Administrative Committee shall offset resumed pension benefits by an amount equal to any pension benefits which were paid to the Missouri Metals Participant with respect to a calendar month in which the Missouri Metals Participant was engaged in Qualified Reemployment. However, the offset to any monthly pension benefit, other than the initial resumption payment, shall not exceed twenty-five percent (25%) of such monthly benefit. Any remaining offset shall be applied to pension benefits payable in subsequent months.
(b)     If a Missouri Metals Participant is employed by the Company, the Employer or an Affiliated Entity under any circumstances other than as described in subsection (a), the benefits otherwise payable to the Missouri Metals Participant shall be continued during such period of reemployment.
5.09     Plan Benefits Frozen. No further benefits shall accrue under the Plan, or any predecessor plan, for any Missouri Metals Employee for any period occurring after December 31, 2000 other than as may be required in accordance with Section 416 of the Code.
ARTICLE SIX
VESTING
6.01     Nonvested Termination. A Missouri Metals Participant who terminates his employment with the Company, the Employer and each Affiliated Entity before:
(i) attaining Normal Retirement Age of 65,
(ii) completing five (5) Years of Service, or
(iii)     the complete or partial termination of the Plan with respect to such Missouri Metals Participant shall have no vested interest in his Accrued Benefit and shall not be entitled to receive a retirement benefit from the Plan.
6.02     Vested Termination. A Missouri Metals Participant who attains Normal Retirement Age of 65 while in the employ of the Company, the Employer or an Affiliated Entity sha

ActiveUS 100152855v.5

ll automatically become 100% vested in his Accrued Benefit. A Missouri Metals Participant who terminates employment with the Company, the Employer and each Affiliated Entity before reaching Normal Retirement Age of 65 shall have his vested interest in his Accrued Benefit determined according to the following schedule:

Years of Service	Vested Percentage
Less than 5	0
5 or more	100

6.03     Payment of Benefit. A Missouri Metals Participant’s Vested Accrued Benefit shall be payable at his Normal or Late Retirement Date, whichever is applicable. If a Missouri Metals Participant terminates employment with the Company, the Employer and each Affiliated Entity before attaining age 55 but after completing 15 Years of Service, such Missouri Metals Participant may, upon reaching attainment of age 55, may elect, in lieu of a benefit payable at Normal Retirement Date, to receive a benefit payable at Early Retirement Date calculated in accordance with the provisions of section 5.03 of this Appendix G
ARTICLE SEVEN
PAYMENT OF BENEFITS
7.01 (a)     If a Missouri Metals Participant has a Spouse on the date that benefit payments begin and he has not elected and his Spouse has not executed a qualified waiver pursuant to subparagraph (c) below, the retirement benefit payable to him shall be in the form of a joint and contingent survivor annuity with fifty percent (50%) continuation to his Spouse. For purposes of this Article, a joint and contingent survivor annuity form of payment shall be a “qualified joint and survivor annuity” as defined in Section 417(b) of the Code. The joint and contingent survivor annuity shall provide for the payment of a retirement benefit to the Missouri Metals Participant commencing as of the first day of the month coincident with or next following his retirement date and continuing during his lifetime and shall further provide for the continuation of a retirement benefit to his Spouse, if living, after the death of the Missouri Metals Participant. The Missouri Metals Participant may, in place of the fifty percent (50%) continuation of a reduced benefit to his Spouse as described above, choose either seventy-five percent (75%) or one hundred percent (100%) continuation of a reduced benefit to his Spouse.
The payment of the retirement benefit to the surviving Spouse shall commence on the first day of the month following the month in which the Missouri Metals Participant dies and shall continue monthly with the last payment due for the month in which the surviving Spouse’s death occurs. It shall be the Missouri Metals Participant’s sole responsibility to keep the Administrative Committee informed of his marital status.

ActiveUS 100152855v.5

(b)     All forms of payment other than a life annuity shall be the Actuarial Equivalent of the life annuity form.
(c)     A Missouri Metals Participant may elect to waive the Joint and Contingent Survivor Annuity or designate a contingent annuitant other than his Spouse in accordance with Article VIII of the Plan and the procedures established by the Administrative Committee.
7.02    Life Annuity Form.
(a)     A Missouri Metals Participant may elect a life annuity which provides for a retirement benefit payable only to the Missouri Metals Participant, commencing as of the first day of the month coincident with or next following his retirement date and ceasing with the last payment due for the month in which the Missouri Metals Participant’s death occurs.
(b)     This form may be elected by the Missouri Metals Participant by written notice to the Administrative Committee; however, if such Missouri Metals Participant has a Spouse, such notice must contain the written consent of the Missouri Metals Participant’s Spouse to the waiver of the joint and contingent survivor annuity as prescribed elsewhere in Article VIII of the Plan. The life annuity form will automatically take effect if a Missouri Metals Participant has no surviving Spouse on the date of his retirement and if no other form of payment as described herein has been elected by the Missouri Metals Participant during the ninety (90) day period ending on the Annuity Starting Date.
(c)     If this form has been elected by a Missouri Metals Participant who has a Spouse, and such Missouri Metals Participant dies before the scheduled commencement of retirement benefit payments, his Spouse shall receive monthly benefits in accordance with section 5.05 of this Appendix G. If such Missouri Metals Participant has no eligible Spouse, then no benefit shall be payable under the Plan.
7.03     Lump Sum Distribution. Lump sum payments may be made in accordance with Section 13.10 of the Plan.
If a Missouri Metals Employee is deemed to receive a distribution, and the Missouri Metals Employee resumes employment covered under the Plan before the date the Missouri Metals Employee incurs five consecutive Breaks in Service, upon the reemployment of such Missouri Metals Employee, the Accrued Benefit will be restored to the amount of such Accrued Benefit on the date of such deemed distribution.
7.04     Applicability of Plan. Distributions shall otherwise be governed by the provisions of the Plan, including Article VIII thereof.

ActiveUS 100152855v.5

APPENDIX H
PROVISIONS APPLICABLE TO SHOP UNION EMPLOYEES
Notwithstanding any other provisions of the Plan, the following provisions shall apply in determining the amount of benefit for a Shop Union Employee:
SECTION 1
Definitions and Construction
The following terms shall have the meanings defined herein unless a different meaning is clearly indicated by the context.

1.1	“Accrued Benefit” means the amount of retirement income as of the calculation date determined in accordance with Section 3 of this Appendix H.

1.2	“Active Service” means actual performance of duties as a Shop Union Employee.

1.3	“Actuarial Equivalence” means a benefit of equivalent value to the benefit which otherwise would have been provided determined on the basis of the following actuarial assumptions:
Interest        7%

Mortality	The 1971 Group Annuity Mortality Table with no loading, and projected by Scale E, with a one-year age setback for the Shop Union Participant and a five-year setback for any Beneficiary.
Except, the for purposes of applying the limitations of Section 415 of the Code, for distributions with a required beginning date which is on or after January 1, 1994, the following actuarial assumptions shall apply:

Interest	The annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for the month preceding the month as of which Actuarial Equivalence is being determined.

ActiveUS 10152855v.5

Mortality	The mortality table prescribed by the Secretary of the Treasury under Section 417(e)(3)(A)(ii)(I) of the Code as in effect on the date as of which Actuarial Equivalence is being determined.

1.4
“Beneficiary” means a person(s), trust, or other entity designated by the Shop Union Participant, on a form and in a manner prescribed by the Administrative Committee to receive any benefits which shall be payable under this Plan upon the death of a Shop Union Participant, or in the absence of such designation, the Shop Union Participant’s spouse, if living, or if deceased, the Shop Union Participant’s issue then living, per stirpes, or if none, the Shop Union Participant’s estate.

1.5	“Collective Bargaining Agreement” shall mean the then current collective bargaining agreement between the Company and the Union.

1.6
“Credited Service” means that portion of a Shop Union Participant’s Employment, as determined in accordance with Section 6 of this Appendix H, which will be used in determining the amount of a Shop Union Participant’s retirement benefit under this Plan.

1.7
“Disabled Shop Union Participant” means a Shop Union Participant who incurs a physical or mental condition which, as determined by the Federal Social Security Administration, renders the Shop Union Participant eligible to receive disability benefits under Title II of the Federal Social Security Act, as amended from time to time. If the Shop Union Participant is denied Social Security disability benefits for any reason other than the fact that he is not permanently and totally disabled, then a determination of disability shall be made by a medical doctor selected by the Administrative Committee.

1.8
“Normal Retirement Date” shall mean the first day of the month coinciding with or next succeeding the later of a) the date the Shop Union Participant shall have attained age 65; or b) the 5th anniversary of the date the Shop Union Participant commenced participation in the plan. The Normal Retirement Benefit is nonforfeitable upon attaining the Normal Retirement Date.

ActiveUS 10152855v.5

1.9
“Period of Service,” measured in calendar months, means the period commencing in the calendar month during which a Shop Union Employee first performs an hour of service, within the meaning of Section 2530.200b-2(a)(1) of the Department of Labor Regulations, for the Employer and terminating in the calendar month in which the earlier of the following takes place: (i) a Shop Union Employee quits, retires, is discharged or dies, or (ii) the occurrence of the first anniversary of the date on which a Shop Union Employee has been absent from service with the Company for reasons other than those listed in (i) above, provided that if a Shop Union Participant is absent on an approved leave of absence that extends beyond such one-year period, such period of absence shall be included in his Period of Service to the same extent that he would accrue seniority as provided for in the Collective Bargaining Agreement; and provided further that any period during which a Shop Union Employee retains seniority rights under the Collective Bargaining Agreement for recall purposes shall be included in his Period of Service if such Shop Union Employee returns to Active Service within such period. If the Shop Union Employee does not return to Active Service within such period, whether by reason of not being recalled or by reason of being recalled but not returning to Active Service, his Period of Service shall terminate on the earlier of (i) or (ii) above.

1.10	“Pre-Retirement Surviving Spouse Option” means the pre-retirement surviving spouse benefit described in Section 7.4 of this Appendix H.

1.11	“Separation from Service Date” means the date on which a Shop Union Participant’s Period of Service ends.

1.12
“Shop Union Employee” shall mean any hourly employee employed by the Company and who is represented by the Union under the terms and provisions of the Collective Bargaining Agreement, or who pays dues to the Union.

1.13
“Shop Union Participant” shall mean a Shop Union Employee who is participating in the Plan under the provisions of Section 2 of this Appendix H, or a former employee who is receiving benefits under the plan or who has vested rights under the Plan.

ActiveUS 10152855v.5

1.14	“Surviving Spouse Option” shall mean the normal form of retirement benefit payable to a married Shop Union Participant under the provisions of Section 7.1(b) of this Appendix H.

1.15	“Union” shall mean the PerkinElmer/John Crane/EKK Eagle Shop Union.

1.16
“Years of Service” shall mean that portion of a Shop Union Employee’s Employment, as determined in accordance with Section 4 of this Appendix H, which will be used in determining a Shop Union Participant’s eligibility for a retirement benefit under the Plan.

The masculine gender words include both sexes, the single includes the plural and the plural includes the single, unless the context otherwise requires.
SECTION 2
Participation
2.1    General
Each Shop Union Employee who was a Shop Union Participant in the Plan as of the Transaction Date (as defined in Section 2.3 of this Appendix H) shall continue to participate in accordance with the provisions of the amended Plan and this Appendix H. Each Shop Union Employee shall become a Shop Union Participant after the completion of a Period of Service of 60 days. For purposes of this Section 2.1 of this Appendix H, a Shop Union Employee shall be deemed to have completed a Period of Service of 60 days if he is still in the employ of the Company two months after his date of hire (i.e., after he completes his first hour of service).
2.2    Former Employees
A former Shop Union Employee receiving or entitled to receive a retirement benefit under the Plan shall continue as a Shop Union Participant until the date of his death.
2.3    Sale of Division

ActiveUS 10152855v.5

Active Shop Union Participants ceased to be employed by the Company as of December 6, 2005 (the “Transaction Date”). Any such Shop Union Participant who remains fully employed through the Transaction Date shall have a fully vested and nonforfeitable right to his Accrued Benefit as determined as of the Transaction Date. No further benefits shall accrue under the Plan, or any predecessor plan of the Company, for Shop Union Participants for any period after the Transaction Date. No Shop Union Employee shall first become a Shop Union Participant after the Transaction Date.
SECTION 3
Amount of Retirement Income
3.1    General
In order to establish his eligibility for a pension benefit, a Shop Union Participant shall file an application for such benefit on a form and in a manner prescribed by the Administrative Committee.
3.2    Normal Retirement Income
A Shop Union Participant retiring on or after his Normal Retirement Date shall be entitled to receive a monthly retirement income for life, with payments guaranteed for sixty (60) months, payable from his Normal Retirement Date, which shall be equal to the product of the Shop Union Participant’s years of Credited Service multiplied by the dollar amount as may be specified in the then current Collective Bargaining Agreement at the time of the Shop Union Participant’s termination of Employment. If a Shop Union Participant retires after his Normal Retirement Date, his accrued benefit shall not be less than the greater of: (i) the Actuarial Equivalence of the benefit payable at his actual retirement date; or (ii) the benefit payable at the beginning of the year of his actual retirement date plus the additional accrual earned for service during the year.
3.3    Early Retirement Income

ActiveUS 10152855v.5

A Shop Union Participant retiring on an Early Retirement Date shall be entitled to receive a retirement income which shall be determined in accordance with either (a) or (b) below, as elected by the Shop Union Participant:

(a)
The Shop Union Participant may elect to defer commencement of his retirement income until his Normal Retirement Date. The amount of his retirement income will be determined in accordance with Section 3.2 of this Appendix H based on his Credited Service as of his Early Retirement Date.

(b)
The Shop Union Participant may elect at his Early Retirement Date or at any time prior to his Normal Retirement Date to have his retirement income commence on the first day of any month after the date of his retirement but no later than his Normal Retirement Date. The amount of his retirement income shall be equal to the amount calculated in accordance with Section 3.2 of this Appendix H reduced by one-half percent for each month by which the date that retirement payments are to commence precedes his Normal Retirement Date.

3.4    Termination Prior to Retirement

(a)
A Shop Union Participant whose Employment terminates prior to retirement but after the completion of at least 5 Years of Service, by reason of quit, discharge, death, or having become a Disabled Shop Union Participant as defined in Section 1.7 of this Appendix H, shall be 100% vested in his or her accrued benefit, and except as provided in subparagraphs (b) through (d) below, such Shop Union Participant shall be entitled to receive a monthly retirement income for life, with payments guaranteed for sixty (60) months, payable from such Shop Union Participant’s Normal Retirement Date, which monthly retirement income shall be determined in accordance with Section 3.2 of this Appendix H, based upon the benefit schedule in effect on the date of his termination. Such a Shop Union Participant shall also be eligible to elect an Early Retirement Date, in which case the amount of his retirement income shall be determined in accordance with

ActiveUS 10152855v.5

Section 4.3(b) and shall be paid in accordance with the provisions of Article VIII of the Plan.

(b)
Provided, however, that if the Shop Union Participant’s Employment shall have terminated on account of such Shop Union Participant having become a Disabled Shop Union Participant as defined in Section 1.7, and such Shop Union Participant as of his or her death had attained age 45 and completed at least 15 Years of Service, such Shop Union Participant’s entitlements to benefits shall be determined under Section 5 of this Appendix H rather than under this Section 3.4 of this Appendix H.

(c)
Provided further that if the Shop Union Participant’s Employment terminates by reason of death and such Shop Union Participant has an Eligible Spouse, such Eligible Spouse shall receive a benefit as described in Article VIII of this Plan and no benefit shall be payable under this Section 3.4 of this Appendix H.

(d)
Provided further that if the Shop Union Participant’s Employment terminates by reason of death and such Shop Union Participant is unmarried, the Shop Union Participant’s Beneficiary shall be entitled to the same 60 months certain benefit that would have been payable to the Shop Union Participant and such Beneficiary had the deceased Shop Union Participant elected an Early Retirement Benefit under Section 3.3(b) of this Appendix H which commenced on the first day of the month of his death.

3.5    Re-Employment of Retired Shop Union Participant
In the event a retired Shop Union Participant is re-employed by the Company, his retirement income shall be suspended during the period of such re-employment, and he shall become eligible to accrue Credited Service in accordance with the terms of the Plan. Upon his subsequent retirement, his retirement income shall be reduced by the Actuarial Equivalence of any retirement income payments made to him prior to the earlier of his re-employment or his Normal Retirement Date.

ActiveUS 10152855v.5

3.6    Early Retirement Incentive - December 10, 2001 to January 31, 2002
Notwithstanding any other provision of this Plan, any Shop Union Participant who has reached age 62 by December 1, 2001, who has not previously arranged his retirement and who elects to retire during the period December 10, 2001 to January 31, 2002 may elect to increase his age for purposes of the Plan and/or his Credited Service for purposes of the Plan by a number or numbers totaling 3 for purposes of computing his eligibility for and amount of benefits under the Plan. In a case where the number of years totaling 3 is to be split between age and Credited Service, the Shop Union Participant may increase either age or Credited Service by whole years or by twelfths of whole years. To be eligible for increased retirement benefits under this subsection, the Shop Union Participant must execute a release of claims agreement in the form prescribed by the Administrative Committee. Not more than two Shop Union Participants per Company department and not more than 8 Shop Union Participants in all shall be eligible to retire as provided in this subsection. In the event that more than 2 Shop Union Participants per Company department or 8 Shop Union Participants in all wish to take advantage of the election under this subsection, the seniority rules as provided in the Collective Bargaining Agreement will apply.
SECTION 4
Years of Service
4.1    General
A Shop Union Participant’s eligibility for retirement income benefits under the Plan shall be based on his Years of Service. Years of Service shall be determined in accordance with Section 4.2 of this Appendix H below.
4.2    Determination of Years of Service
A Shop Union Participant’s Years of Service for vesting purposes shall be determined in accordance with the following:

ActiveUS 10152855v.5

(a)
For a Shop Union Participant who as of the Effective Date had been covered under the prior provisions of the Plan, the Shop Union Participant’s continuous service with the Company prior to the Effective Date, determined in accordance with the provisions of the Plan in effect prior to the Effective Date, shall be counted as Years of Service.

(b)
Subject to Section 4.2(a) of this Appendix H, a Shop Union Participant who has attained age 18 shall accrue 1/12th of a Year of Service for each calendar month after the Effective Date within the Shop Union Participant’s Period of Service. If a Shop Union Participants Employment is terminated (either voluntarily or involuntarily) and he is later reemployed into Active Service within 12 months, the period between his Separation from Service Date and the date of reemployment shall be included in his Years of Service. However, if his Employment is terminated while absent from Active Service for reasons other than a quit, discharge, or retirement (e.g., leave of absence), Years of Service shall be counted for the period from his Separation from Service Date to the date of reemployment only if he is reemployed within 12 months of the first day of that absence.

(c)
Upon the re-employment of a Shop Union Participant who had previously been a Shop Union Participant on or after the Effective Date, his Years of Service shall be reinstated as of the date of his re-employment.

(d)	In no event shall a Shop Union Participant be deemed to receive credit for more than one Year of Service with respect to any Year.

4.3	For purposes of Section 4.2(b) of this Appendix H, a Shop Union Participant shall be considered as accruing Years of Service in accordance with his normal workweek for each month.

(a)	Where specifically required by ERISA all or part of the Shop Union Participant’s service with a member of the same controlled group (as such term is defined in

ActiveUS 10152855v.5

IRC Section 1563), while such member was a member of the same controlled group, immediately preceding or following Employment with the Company, shall be counted as Years of Service. Such Years of Service shall be determined in accordance with the provisions of this Section 4 of this Appendix H. The following situations in (a)(i) through (a)(iii) are specifically excepted from being counted as Years of Service unless otherwise required by ERISA.

(i)	The Administrative Committee shall not give credit for service with a controlled group member immediately preceding or following Employment with the Company under any of the following conditions:

1)	The controlled group member was not a part of the same controlled group at the time the service was rendered, or

2)
The controlled group member at the time the service was rendered maintained a qualified plan which required voluntary contributions from the Shop Union Employee as a prerequisite for participation and the Shop Union Employee elected not to participate, or

3)
The controlled group member at the time the service was rendered maintained a qualified plan which provided in the terms of such plan that certain service was not to be counted in determining Years of Service.

SECTION 5
Disability Pension Benefit

5.1
A Shop Union Participant who has attained age 45 and completed at least 15 Years of Service, and who becomes a Disabled Shop Union Participant while a Shop Union Employee, will be eligible to receive a disability pension benefit upon proper application to the Plan.

ActiveUS 10152855v.5

5.2
The amount of a disability pension benefit shall be calculated as if such Disabled Shop Union Participant had attained age 65 prior to such disability, based on the Years of Service that have been credited to such Disabled Shop Union Participant upon application for the disability pension benefit. The amount of a disability pension benefit shall not be actuarially reduced based on the Disabled Shop Union Participant’s failure to attain age 65.

5.3
A Disabled Shop Union Participant may elect to receive a disability pension benefit in any form of distribution otherwise available under Section 7 of this Appendix H to a Shop Union Participant who has attained his Normal Retirement Date. Specifically, a Disabled Shop Union Participant may elect to receive his disability pension benefit in the form of one of the following: (1) a lifetime income, with payments guaranteed for 60 months; (2) a Surviving Spouse Option (with payments calculated by also increasing the age of the Shop Union Participant’s Eligible Spouse by the number of days between the Shop Union Participant’s actual age and age 65, and with lifetime payments to the surviving Eligible Spouse equal to 50%, 66-2/3%, or 100% of the Shop Union Participant’s monthly pension); or (3) a lifetime income option.

Notwithstanding the above, a Disabled Shop Union Participant who is married may be required to sign a waiver and/or obtain a spousal consent, with respect to an election to obtain a disability pension benefit in any form of payment other than a Surviving Spouse Option in favor of his surviving Eligible Spouse.

5.4
Disability pension benefit payments shall be suspended in the event that a Shop Union Participant receiving a disability pension benefit is no longer determined to be a Disabled Shop Union Participant, as defined in Section 1.7 of this Appendix H. In the event that a disability pension benefit is suspended, payments may resume as early or normal retirement benefits, with any early retirement benefit reduced in accordance with Section 3.3(b) of this Appendix H if not deferred to the Shop Union Participant’s Normal Retirement Date, once the Shop Union Participant otherwise qualifies for a Normal Retirement Income or an Early Retirement Income.

ActiveUS 10152855v.5

5.5
Upon the attainment of his Normal Retirement Date, a Disability Shop Union Participant’s disability pension benefit shall be converted to a Normal Retirement Income (subject to the waiver and spousal consent requirements of Article VIII if the Disabled Shop Union Participant is married), with the Shop Union Participant having the right to elect any form of distribution otherwise available to a Shop Union Participant who has attained his Normal Retirement Date.

5.6
Notwithstanding anything to the contrary, a Shop Union Participant shall not accrue any further Years of Service or Credited Service for any period with respect to, or during, which he is receiving a disability pension benefit pursuant to this Section 5 of this Appendix H.

SECTION 6
Credited Service

6.1	A Shop Union Participant’s years of Credited Service shall be determined in accordance with the following:

(a)
For a Shop Union Participant as of the Effective Date, who has been covered under the prior provisions of the Plan, the Shop Union Participant’s period of continuous employment with the Company prior to the Effective Date, determined in accordance with the provisions of the Plan in effect prior to the Effective Date, shall be counted as years of Credited Service.

(b)	A Shop Union Participant shall accrue 1/12th of a year of Credited Service for each calendar month within the Period of Service.

(c)	A Shop Union Participant shall in no event be deemed to accrue more than one full year of Credited Service with respect to any Plan Year.

(d)	Upon the re-employment of a Shop Union Participant who had previously been a Shop Union Participant on or after the Effective Date, his years of Credited

ActiveUS 10152855v.5

Service accrued during his prior period of Employment shall be reinstated as of the date of his re-employment.
SECTION 7
Payment of Retirement Benefits
7.1    Normal form of Payment
The retirement income to which a Shop Union Participant may be entitled at his Normal or Early Retirement Date shall be payable in the following method unless the Participant elections one of the optional forms of payments provided in Section 7.2 of this Appendix H.

(a)
The retirement income payable to a Shop Union Participant at his Normal Retirement Date who does not have an Eligible Spouse on the date payments commence shall be in the form of a lifetime income, with payments guaranteed for sixty (60) months, in an amount calculated in accordance with Section 3.2 of this Appendix H.

(b)
The retirement income payable to a Shop Union Participant who has an Eligible use on the date payments commence shall be in the form of a Surviving Spouse Option with his Eligible Spouse as the survivor, subject to the following:

(i)
Under a Surviving Spouse Option, a reduced amount shall be paid to the Shop Union Participant for his lifetime, and his Eligible Spouse, if surviving at the Participant’s death, shall be entitled to receive thereafter a lifetime benefit equal to 50 percent, 66-2/3 percent or 100 percent (depending on the election made) of the reduced benefit which had been payable to the Participant. The amount of the reduced benefit payable to the Participant and survivor shall be the Actuarial Equivalence of the lifetime benefit as determined in Section 3.2 of this Appendix H.

(ii)	The Surviving Spouse Option may be waived pursuant to Article VIII.

ActiveUS 10152855v.5

7.2    Optional Forms of Payments
A Shop Union Participant may elect, at any time prior to 60 days preceding the commencement of his retirement income, by giving written notice on a form and in a manner prescribed by the Administrative Committee, to convert the amount of retirement income payable to him under the normal form of payment into the Actuarial Equivalence under one of the following options:

(a)	Lifetime Income Option. Under this option, retirement income will cease at the death of the Shop Union Participant.

(b)
Joint and Survivor Option. Under this option, a married Shop Union Participant can elect to receive a reduced income, but after the Shop Union Participant’s death 50%, 66 2/3% or 100% (depending on the election made) of such reduced income shall be paid for life to his designated joint annuitant.

(c)	Five (5) Year Certain Option. Under this option, retirement income shall be in the form of a lifetime income with payments guaranteed for 60 months.
7.3    Election Process.
Elections shall be made in accordance with the procedures established by the Administrative Committee.
7.4    Pre-Retirement Surviving Spouse Option
In the event a Shop Union Participant is married and dies before his retirement date, his Eligible Spouse shall receive a Pre-Retirement Surviving Spouse Option unless such benefit is waived in accordance with Article VIII. If a vested Shop Union Participant who has not revoked the Pre-Retirement Surviving Spouse Option dies before his retirement date, he will be deemed to have: (a) terminated employment on the date of death (unless he had terminated employment prior to his death), (b) survived to his Early Retirement Date, (c) retired on his Early Retirement Date with an immediate 50% Surviving Spouse Option; and (d) died on the date after his Early Retirement Date.

ActiveUS 10152855v.5

7.5    Applicability of Plan
Distributions shall otherwise be governed by the provisions of the Plan, including Article VIII thereof.

ActiveUS 10152855v.5

EXECUTION VERSION
PERKINELMER, INC. EMPLOYEES RETIREMENT PLAN

(Amended and Restated Effective as of January 1, 2012) First Amendment
WHEREAS, PerkinElmer, Inc. (the "Company") maintains the PerkinElmer, Inc. Employees Retirement Plan, as amended and restated effective January 1, 2012 (the "Plan");
WHEREAS, the Company wishes to amend the Plan in connection with obtaining a favorable determination letter from the Internal Revenue Service as to the Plan's continued qualified status; and
WHEREAS, the Company reserves the right pursuant to Section 12.1 to amend the Plan. NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as set forth herein:

1. Section 2.34 is amended effective on the date hereof in its entirety to read as follows:
"Normal Retirement Age" means social security retirement age as defined in Code Section 415(b)(8), based on the year of a Participant's birth (age 65 in the case of a Participant born in 1942 and earlier; age 66 in the case of a Participant born in 1943 through 1959; age 67 in the case of a Participant born in or after 1960). Prior to January 1, 1989, the Normal Retirement Age was 65; provided, however, that the Employee is 100% vested on the day the Employee attained 65.

2. Section 6.2(i)(ii)(A) is amended effective for limitation years beginning on or after July 1, 2007 by designating paragraph (2) thereof as paragraph (2)(I) and adding a new subparagraph (2)(II) to read as follows:
If the annuity starting date for the Participant's benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant's annuity starting date is the lesser of the limitation determined under Section 6.2(i)(ii)(A)(2)(I) and the Defined Benefit Dollar Limitation (adjusted under Section 6.2(i)(i) for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant's annuity starting date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this article.

3. Section 6.2(i)(ii)(B) is amended effective for limitation years beginning on or after July 1, 2007 by designating paragraph (2) thereof as paragraph (2)(I) and adding a new subparagraph (2)(II) to read as follows:
If the annuity starting date for the Participant's benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant's annuity starting date is the lesser of the limitation determined under Section 6.2(i)(ii)(B)(2)(I) above, and the Defined Benefit Dollar Limitation (adjusted under Section 6.2(i)(i) for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Participant's annuity starting date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this article. For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Participant's annuity starting date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant's accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 14th day of November 2013.

(CORPORATE SEAL)                PerkinElmer, Inc.
By: /s/ John R. Letcher
Its: SVP HR

EXECUTION COPY
PERKINELMER, INC. EMPLOYEES RETIREMENT PLAN

(Amended and Restated Effective as of January 1, 2012) Second Amendment
WHEREAS, PerkinElmer, Inc. (the "Company") maintains the PerkinElmer, Inc. Employees Retirement Plan, as amended and restated effective January 1, 2012 (the "Plan") and as further amended by the First Amendment thereto;
WHEREAS, the Company wishes to amend the Plan to reflect certain changes in the law and make certain other changes; and
WHEREAS, the Company reserves the right pursuant to Section 12.1 to amend the Plan. NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as set forth herein:
1.     Section 2.22 is amended, effective June 26, 2013, to read in its entirety as follows: "2.22 "Eligible Spouse" means a person who was legally married to the Participant on the date or retirement or death of the Participant. For all purposes under the Plan prior to June 26, 2013, the Plan's determination of “spouse" and "marriage" was made in accordance with Federal law as in effect prior to the decision in United States v. Windsor. On and after June 26, 2013, "spouse" and "marriage" shall be interpreted consistent with United States v. Windsor and IRS guidance, including Rev. Rul. 2013-17 and IRS Notice
2014-19."

2.     Section 9.4 is amended, effective for claims made on or after the date hereof, to add the following paragraph to the end thereof:
"A Participant must exhaust the Plan's claims review procedures before filing an action in court making claim for benefits. Any such action in court must be filed within three years from the date of the initial failure regarding the benefit claimed."

3.     A new Section 9.6A is amended, effective on the date hereof, to add the following new Section 9.6A.

"9.6A    Missing Persons. If the Administrative Committee shall be unable to make payment to a Participant or Beneficiary because the identity or whereabouts of such person cannot be ascertained, the Administrative Committee may, after notice of Plan benefit by registered mail to the last known address of such person and diligent search conducted through a third party with experience in locating missing retirement plan participants, direct that such amount and all further benefits with respect to such person shall be forfeited and that the Participant or Beneficiary be removed from the Plan census; provided, however, that in the event of the subsequent reappearance of the Participant or Beneficiary, the benefit which was forfeited shall be reinstated in full."

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed this 16th day of December 2014.

(CORPORATE SEAL)
PerkinElmer, Inc.
By: /s/ John R. Letcher
Its: SVP HR

EXECUTION

PERKINELMER, INC. EMPLOYEES RETIREMENT PLAN

(Amended and Restated Effective as of January 1, 2012)
Third Amendment
WI IEREAS, PerkinElmer, Inc. (the "Company") maintains the PerkinElmer, Inc. Employees Retirement Plan, as amended and restated effective January 1, 2012 (the "Plan") and as further amended by the First Amendment and Second Amendment thereto;
WHEREAS, the Company wishes to amend the Plan regarding lump sum benefits; and
WHEREAS, the Company reserves the right pursuant to Section 12.1 to amend the Plan. NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as of the date hereof:

Section 13.10 is amended to read in its entirety as follows:

'"Section 13.10 Lump Sum Payments.

(a)     Automatic Cash Out. Notwithstanding any provision in the Plan to the contrary, including the requirement to obtain spousal consent to a distribution, if the Actuarial Equivalent present value of the benefit from the Trust Fund payable to any person shall not exceed $5,000 and the benefit has not yet commenced, a lump sum payment of such Actuarial Equivalent present value shall automatically be made to the appropriate recipient as soon as practicable following the date the Actuarial Equivalent present value was determined, in lieu of all other benefits under the Plan. Such determination shall be made on or after the date the Participant terminates Employment or dies, as applicable. Such determination shall also be made as of July

EXECUTION

1, 2015 and the first day of each subsequent Plan Year (provided no benefit has yet commenced)
based on the Actuarial Equivalent assumptions then in effect.

(b)     Default Rollover of Lump Sums between $1,000 and $5,000. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of paragraph (a), if the Participant docs not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the distribution will be paid in a direct rollover to an individual retirement plan designated by the Administrative Committee.
(c)     Zero Balances. If the Actuarial Equivalent present value of the benefit from the Trust fund payable to a Participant is $0, the Participant shall be deemed to have received a distribution of his vested Accrued Benefit. If a Participant who is deemed to have received a distribution in accordance with this Section 13.10 resumes Employment with the Employer before incurring five (5) consecutive one-year Breaks in Service, the Participant will be deemed to have made repayment in accordance with Section 13.11 of the amount of the deemed distribution upon his resumption of Employment.
(d)     2015 Lump Sum Window· If the Actuarial Equivalent present value determined as of July 1, 2015, of the vested benefit from the Trust Fund payable at the later of Normal Retirement Date or the annuity starting date to a Participant who has terminated employment with the Company prior to July 1, 2015 (other than a Participant excluded from eligibility pursuant to the last sentence of this Section 13.10(d)) is less than $20,000 (and such benefit is not subject to the mandatory lump sum provisions of paragraph (a) above), then such Participant may elect to receive an immediate payment of such Actuarially Equivalent lump

EXECUTION

sum benefit (or a benefit payable in the Normal Form, the Qualified Optional Survivor Annuity form, or, to the extent the Participant is otherwise eligible to commence a distribution, any optional form offered under Section 8.2, all computed using the Applicable Mortality Table and Applicable Interest Rate (each as defined in Section 2.3) in lieu of the assumptions generally applicable to non-lump sum forms of payment). subject to the Participant and spousal consent requirements of Article VIII, during the 45-day election period commencing September 1, 2015. Benefits shall be paid under this Section 13.10(d) as soon as practicable following the close of the election window. For the avoidance of doubt, no lump sum benefit shall be payable from the Plan unless the Participant is eligible to make and does make an election in accordance with the procedures established by the Administrative Committee during the window period described above (with the exception of mandatory lump sum payments of small benefits pursuant to (a) above). Notwithstanding the foregoing, Participants with a pending domestic relations order or Participants at the Astrophysics or Rotron sites who have grandfathered benefits subject to availability in a lump sum or partial lump sum form shall not be eligible for the lump sum window benefit described in this Section 1310(d).”
IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed this 22nd day of June 2015.

(CORPORATE SEAL)

PerkinElmer, Inc.

By: /s/ Joel S. Goldberg
Name: Joel G. Goldberg
Its: Chair, Administrative Committee

EXECUTION

PERKINELMER, INC. EMPLOYEES RETIREMENT PLAN

(Amended and Restated Effective as of January 1, 2012) Fourth Amendment
WHEREAS, PerkinElmer, Inc. (the "Company") maintains the PerkinElmer, Inc.

Employees Retirement Plan, as amended and restated effective January 1, 2012 (the "Plan") and as further amended by the First, Second and Third Amendments thereto;
WHEREAS, the Company wishes to amend the Plan to document the election made to use the alternative mortality table permitted by IRS Notice 2017-60, finding that the use of the mortality tables in accordance with Treas. Reg. §1.430(h)(3)-1 would have an adverse business impact that is greater than de minimis; and
WHEREAS, the Company reserves the right pursuant to Section 12.1 to amend the Plan. NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as of the date hereof:

A new Section 9.12 is added to the Plan to read in its entirety as follows:

"9.12 Use of Alternative Mortality for Minimum Funding Requirements for 2018. In accordance with Treas. Reg. §1.430(h)(3)-l(f)(2), the Plan uses the 2018 mortality table provided in Appendix A of IRS Notice 2017-60 for the Plan Year commencing January 1, 2018. The table, used for purposes of Section 430 of the Code, uses the methodology in place for 2017 mortality determination under former Treas. Reg.
§1.430(h)(3)-1(c)."

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed this 19th day of December, 2018.
(CORPORATE SEAL)    PerkinElmer, Inc.
By: /s/ Christine Hargrave
Its: Vice President, Compensation, Benefits & HRIM